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                                                                  Exhibit 10.11









                               CITY CENTRE OFFICE LEASE

                                    BY AND BETWEEN

                                EAGLE SQUARE PARTNERS,
                           A CALIFORNIA LIMITED PARTNERSHIP

                                         AND

                                   QCS CORPORATION,
                                A DELAWARE CORPORATION




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                                  TABLE OF CONTENTS

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                                                                             Page
1.    SUMMARY OF LEASE PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . 1
      a.    Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      b.    Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      c.    Date of Lease (for reference purposes only)  . . . . . . . . . . . 1
      d.    Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      e.    Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      f.    Commencement Date  . . . . . . . . . . . . . . . . . . . . . . . . 1
      g.    Lease Termination  . . . . . . . . . . . . . . . . . . . . . . . . 1
      h.    Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      i.    Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . 1
      j.    Estimated Office Project Taxes and Operating Expenses. . . . . . . 1
      k.    Tenant's Percentage Share of Office Project. . . . . . . . . . . . 1
      l.    Parking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      m.    Addresses for Notices  . . . . . . . . . . . . . . . . . . . . . . 2
      n.    Broker . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
      o.    Reimbursable Expense Maximum on Relocation . . . . . . . . . . . . 2
      p.    Geographic Area  . . . . . . . . . . . . . . . . . . . . . . . . . 2
      q.    Summary Provisions in General  . . . . . . . . . . . . . . . . . . 2

2.    PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

3.    TERM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

4.    POSSESSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
      a.    Construction of Improvements/Delay in Possession . . . . . . . . . 3
      b.    Early Possession . . . . . . . . . . . . . . . . . . . . . . . . . 4
      c.    Certificates and Licenses  . . . . . . . . . . . . . . . . . . . . 4
      d.    Tenant to Physically Occupy  . . . . . . . . . . . . . . . . . . . 4

5.    RENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
      a.    Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
      b.    Cost of Living Adjustment  . . . . . . . . . . . . . . . . . . . . 4

6.    SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

7.    OPERATING EXPENSES AND PROJECT TAXES . . . . . . . . . . . . . . . . . . 5
      a.    Office Project Taxes and Operating Expenses. . . . . . . . . . . . 5
      b.    Defined. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
            (2)     Tenant's Percentage Shine. . . . . . . . . . . . . . . . . 5
      b.    Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . 6
            (1)     Retail Operating Expenses. . . . . . . . . . . . . . . . . 7
            (2)   Office Operating Expenses. . . . . . . . . . . . . . . . . . 7
            (3)   Shared Operating Expenses. . . . . . . . . . . . . . . . . . 7
      c.    Project Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
      d.    Other Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

8.    CONDUCT OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . 8

9.    COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . 9

10.   ALTERATIONS AND ADDITIONS. . . . . . . . . . . . . . . . . . . . . . . . 9
      a.    Tenant's Alterations . . . . . . . . . . . . . . . . . . . . . . . 9
      b.    Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
      c.    Alterations Required by Law. . . . . . . . . . . . . . . . . . . .10
      d.    Landlord's Improvements. . . . . . . . . . . . . . . . . . . . . .10

11.   REPAIRS . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
      a.    By Tenant. . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
      b.    By Landlord. . . . . . . . . . . . . . . . . . . . . . . . . . . .11

                                      -i-

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12.   LIENS . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

13.   ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . . . . . . . . . . .11
      a.    Prohibitions in General. . . . . . . . . . . . . . . . . . . . . .11
      b.    Collection of Rent . . . . . . . . . . . . . . . . . . . . . . . .12
      c.    Assumption Agreement . . . . . . . . . . . . . . . . . . . . . . .12
      d.    Request for Transfer . . . . . . . . . . . . . . . . . . . . . . .12
      e.    No Bonus Value . . . . . . . . . . . . . . . . . . . . . . . . . .12
      f.    Conditional Consent  . . . . . . . . . . . . . . . . . . . . . . .12
      g.    Corporations and Partnerships  . . . . . . . . . . . . . . . . . .13
      h.    Attorneys' Fees and Costs  . . . . . . . . . . . . . . . . . . . .13
      i.    Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . .13
      j.    Reasonable Provisions  . . . . . . . . . . . . . . . . . . . . . .13

14.   HOLD HARMLESS .. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

15.   SUBROGATION . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

16.   INSURANCE . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
      a.    Liability Insurance  . . . . . . . . . . . . . . . . . . . . . . .14
      b.    Property Insurance . . . . . . . . . . . . . . . . . . . . . . . .14
      c.    Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . .15
      d.    Increase Coverage  . . . . . . . . . . . . . . . . . . . . . . . .15

17.   SERVICES AND UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . .15

18.   RULES AND REGULATIONS  . . . . . . . . . . . . . . . . . . . . . . . . .16

19.   HOLDING OVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

20.   ENTRY BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . .16

21.   RECONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

22.   DEFAULT . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

23.   REMEDIES UPON DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . .18
      a.    Termination of Lease . . . . . . . . . . . . . . . . . . . . . . .18
      b.    Continuation of Lease  . . . . . . . . . . . . . . . . . . . . . .19
      c.    Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . .19
      d.    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

24.   EMINENT DOMAIN . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

25.   OFFSET STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

26.   PARKING . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

27.   AUTHORITY . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

28.   SURRENDER OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . .21
      a.    Condition of Premises  . . . . . . . . . . . . . . . . . . . . . .21
      b.    Removal of Personal Property . . . . . . . . . . . . . . . . . . .21

29.   LANDLORD DEFAULT AHD MORTGAGEE PROTECTION  . . . . . . . . . . . . . . .21

30.   RIGHTS RESERVED BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . .21

31.   PLATS AND RIDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

32.   WAIVER. . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

33.   NOTICES . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

34.   JOINT OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .22

35.   MARGINAL HEADINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . .22

36.   TIME. . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22


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37.   SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . .22

38.   RECORDATION . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

39.   QUIET POSSESSION . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

40.   LATE CHARGES; ADDITIONAL RENT AND INTEREST . . . . . . . . . . . . . . .22
      a.    Late Charges . . . . . . . . . . . . . . . . . . . . . . . . . . .22
      b.    Additional Rent and Interest . . . . . . . . . . . . . . . . . . .23

41.   PRIOR AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

42.   INABILITY TO PERFORM . . . . . . . . . . . . . . . . . . . . . . . . . .23

43.   ATTORNEYS' FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

44.   SALE OF PREMISES BY LANDLORD/LIMITATION OF LIABILITY . . . . . . . . . .23

45.   SUBORDINATION/ATTORNMENT . . . . . . . . . . . . . . . . . . . . . . . .23

46.   NAME. . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

47.   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

48.   CUMULATIVE REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . .24

49.   CHOICE OF LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

50.   SIGNS . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

51.   GENDER AND NUMBER. . . . . . . . . . . . . . . . . . . . . . . . . . . .24

52.   LICENSES. . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

53.   BROKERS . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

54.   SUBSURFACE AND AIRSPACE  . . . . . . . . . . . . . . . . . . . . . . . .24

55.   COMMON AREA . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
      a.    Retail Common Area . . . . . . . . . . . . . . . . . . . . . . . .25
      b.    Office Common Area . . . . . . . . . . . . . . . . . . . . . . . .25
      c.    Shared Common Area . . . . . . . . . . . . . . . . . . . . . . . .25
      d.    Exterior Common Area . . . . . . . . . . . . . . . . . . . . . . .25

56.   LABOR DISPUTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

57.   CONDITIONS. . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

58.   TENANTS FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . .25

59.   LANDLORD NOF A TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . .25

60.   MERGER. . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

62.   NO PARTNERSHIP OR JOINT VENTURE  . . . . . . . . . . . . . . . . . . . .25

62.   LANDLORD'S RIGHT TO PERFORM TENANTS COVENANTS  . . . . . . . . . . . . .26

63.   PLANS . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

64.   RELOCATION. .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
      a.    Relocation Prior to Possession . . . . . . . . . . . . . . . . . .26
      b.    Relocation After Possession  . . . . . . . . . . . . . . . . . . .26
      c.    New Premises . . . . . . . . . . . . . . . . . . . . . . . . . . .27

Addenda to Lease
Exhibit A -- Project
Exhibit B -- Premises
Exhibit C -- Work Letter
Exhibit C-1 -- Addendum to Work Letter
Exhibit D -- Rules and Regulations
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                               CITY CENTER OFFICE LEASE

For and in consideration of the rentals, covenants, and conditions hereafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the herein described Premises for the term, at the rental and subject to and upon all of the terms, covenants and agreements set forth in this lease (Lease"):

     1.    SUMMARY OF LEASE PROVISIONS.

           a.    TENANT:           QCS CORPORATION (A DELAWARE CORPORATION)
                                   ("Tenant")

           b.    LANDLORD:         EAGLE SQUARE PARTNERS,
                                   A CALIFORNIA LIMITED PARTNERSHIP
                                   ("Landlord")

           c.    DATE OF LEASE (for reference purposes only): JULY 20, 1995

           d.    PREMISES:    That certain space commonly known as 650 Castro
                 Street, Suite 210, Mountain View, California, and shown cross-
                 hatched on the floor plan attached hereto as Exhibit "B",
                 consisting of approximately TWO THOUSAND ONE HUNDRED FORTY-
                 EIGHT (2,148) gross leasable square feet (defined in Article
                 7a.) with a fourteen percent (14%) load factor for
                 approximately TWO THOUSAND FOUR HUNDRED FOUR-NINE (2,449)
                 rentable square feet, subject to expansion pursuant to the terms of this Lease if an option to expand the leased premises is expressly granted elsewhere in this Lease ("Premises".
                 (ARTICLE 2)

           e.    TERM:   FIVE  (5) years subject to extension pursuant to
                 the terms of this Lease if an option to extend the terms is expressly granted elsewhere in this Lease. (ARTICLE 3)

           f.    COMMENCEMENT DATE: SEPTEMBER 15, 1995 (ARTICLE 3)

           g. LEASE TERMINATION: SEPTEMBER 14, 2000 ("Expiration Date"), unless sooner terminated pursuant to the terms of this Lease.
                 (ARTICLE 3)

           h.    BASE RENT:  Monthly Base rent shall be as set forth below
                 (hereinafter referred to as "Base Rent"):
                 09/5/95 thru 09/14/96  $1.60     $3,918.40
                 09/5/96 thru 09/14/97  $1.65     $4,040.85
                 09/5/97 thru 09/14/98  $1.70     $4,163.30
                 09/5/98 thru 09/14/99  $1.75     $4,285.75
                 09/5/99 thru 09/14/00  $1.80     $4,408.20

                 COST OF LIVING ADJUSTMENT DATES:
                 Beginning in the 13th month and every twelve (12) months thereafter during the Term of this Lease and Option Period, if any. ("Adjustment Dates").

                 MINIMUM BASE RENT ADJUSTMENT:
                 One Hundred THREE percent (103%) of the Base Rent in effect immediately prior to an Adjustment Date.

                 MAXIMUM BASE RENT ADJUSTMENT:
                 One Hundred FIVE (105%) of the Base Rent in effect immediately prior to an Adjustment Date. (ARTICLE 5)

           i.    SECURITY DEPOSIT: Three Thousand Nine Hundred Eighteen and
                 40/100ths Dollars ($3,918.40) (ARTICLE 6)

           j.    ESTIMATED OFFICE PROJECT TAXES AND OPERATING EXPENSES:
                 Approximately SEVEN AND 55/100THS DOLLARS ($7.55 ) per gross leasable square foot per year. ARTICLE 7)

           k.    TENANT'S PERCENTAGE SHARE OF OFFICE PROJECT TAXES AND
                 OPERATING EXPENSES: TWO AND 69/100THS percent (2.69%).
                 (ARTICLE 7)

           l.    PARKING: Nonexclusive right to use no more than EIGHT (8)
                 parking spaces within the Underground Parking Structure.
                 (ARTICLE 26).
                                      1
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           m.    Addresses for Notices:

                 To Landlord:      2600 CAMPUS DRIVE
                                   SAN MATEO, CA 94403
                                   ATTN: SANFORD DILLER

                 To Tenant:        To the Premises and a courtesy copy to:

                                        n/a

           n.    BROKER:      Cornish & Carey Commercial (ARTICLE 53)

           o.    REIMBURSABLE EXPENSE MAXIMUM ON RELOCATION: TWO THOUSAND ONE
                 HUNDRED FORTY EIGHT AND 00/100THS dollars ($2,148.00).
                 (ARTICLE 64)

           p.    GEOGRAPHIC AREA:       Palo Alto and Mountain View, California
                 (ARTICLE 16)

           q. Summary Provisions in General. Parenthetical references in this Article 1 to other Articles in this Lease are for convenience of reference, and designate some of the other
                 Lease Articles where applicable provisions are set forth. All of the terms and conditions of each such referenced Articles shall be construed to be incorporated within and made a part of each of the above referred to Summary of Leas Provisions.
                 If any conflict exists between any Summary of Lease Provision as set forth above and the balance of the Lease, the latter shall control.

     2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described in Article 1d., subject, nevertheless, to all of the terms and conditions of this Lease. Calculation of the actual Rentable Area of the Premises and Building shall be performed by Landlord's architect, which calculation shall be conclusive and binding upon Landlord and Tenant. Except as used in Sections 9, 11(b), 20, 21, 44, 46 and 64, the term "Building" shall mean the structure in which the Premises are located. Tenant acknowledges that Landlord is contemplating constructing, although is not obligated to construct, buildings and improvements on the Parcel in addition to the Building in which the Premises are located.
Landlord reserves the right to construct such additional buildings and improvements, if any, in phases, and to modify the design, size, location, and use of such additional buildings and improvements. As used in this Lease, the term "Parcel" shall beam the parcel of land described on Exhibit "B" annexed hereto, as the same may be subdivided from time to time, in which event "Parcel" shall mean all of the subdivided parcels. Landlord reserves the right to subdivide the Parcel from time to time into two (2) more parcels in such manner as Landlord determines. For purposes of references, a site plan (the "Site Plan") is attached hereto as Exhibit "B", showing the general location of the land upon which the Building containing the Premises is located, the location of the Exterior Common Area, and the remainder of the Parcel. The land comprising that portion of the Parcel on which the Building containing the Premises is located is depicted on the Site Plan, and is hereinafter referred to, as the "Phase I Pad". The portion of the Parcel other than the Phase I Pad and the Exterior Common Area is depicted on the Site Plan, and is hereinafter referred to, as the "Phase II Pad". The Parcel, building and all other improvements now or hereafter located on the Parcel, if any, are herein sometimes referred to as the "Project". Tenant acknowledges that as currently contemplated by Landlord, the first floor of the Building will be devoted to retail use and the second through fifth floors of the Building will be devoted to office use; provided, however, that nothing in this Lease shall be deemed to require Landlord to utilize the Building at any time during the term of this Lease as currently contemplated by Landlord. As used in this Lease, the term "Retail Space" shall refer to that portion of the Building leased to, or intended to lease to, retail tenants from time to time, and the term "Office Space" shall mean and refer to that portion of the Building leased to, or intended to be leased to, office tenants from time to time. Tenant acknowledges that Landlord may from time to time reconfigure the location of buildings, driveways, landscaped areas and other improvements within the Project. "Exterior Common Area" is defined in Article 55.

     This Lease is subject to all of the terms, covenants and conditions set forth in this Lease. Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions to be kept by Tenant under the Lease.

     3.    TERM.     The term of this Lease shall be for the period
designated in Article 1e., commencing on the Commencement Date set forth in
Article 1f and ending on the Expiration


                                       2

Date set forth in Article lg., unless sooner terminated pursuant to this Lease ("Term"). The expiration or sooner termination of the Lease is hereinafter referred to as "Lease Termination".

     4.     POSSESSION.

        a.  CONSTRUCTION OF IMPROVEMENTS/DELAY IN POSSESSION.    Landlord and
Tenant agree to the provisions set forth in the work letter attached hereto as Exhibit "C" ("Work Letter"). Landlord agrees to construct within the Premises the improvements described in said work letter as "Landlord's Work" ("Tenant Improvements"), upon and subject to the provisions thereof. Tenant agrees to construct within the Premises the improvements described in said work letter as "Tenant's Work," upon and subject to the provisions thereof. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the Commencement Date or Expiration Date be extended. Notwithstanding Article 42, if delivery of possession of the Premises is delayed beyond the Commencement Date, all Rentals (defined in Article 40b.) shall be abated beginning on the Commencement Date for a period equal to the period of delay, unless delay in possession of the Premises was caused or contributed to by Tenant or Tenant's agents, officers, employees, contractors, servants, invitees or guests (collectively "Tenant's Agents"). Landlord shall be deemed to have delivered possession to Tenant on the earlier of (i) the date that Landlord gives notice to Tenant that the Tenant Improvements are substantially completed as evidenced by a certificate of Landlord's architect, and that the Premises arc available for occupancy by Tenant subject only to punch list items which do not prevent Tenant from using the Premises for its intended use, (ii) the date oil which the Tenant Improvements would have been substantially completed but for delays caused by Tenant or Tenant's Agents, including without limitation, change orders requested by Tenant or required because of any errors or omissions in plans submitted by Tenant, or (iii) the date upon which Tenant actually occupies or commences operation from the Premises.

        b.  Early Possession.      If Landlord permits Tenant to occupy the
Premises prior to the Commencement Date for any reason, such occupancy shall be subject to all the provisions of this Lease, including the obligation to pay Rentals. Said early possession shall not advance the Expiration Date.

        c. Certificates and Licenses. Prior to occupancy, Tenant shall provide to Landlord the certificate(s) of insurance required in Article 16 and a copy of all licenses and authorizations that may be required for the lawful operation of Tenant's business upon the Premises, including any City business licenses as may be required.

        d.  Tenant to Physically Occupy.     Tenant shall physically occupy
the Premises and open the Premises for business in no event later than thirty
(30) days after possession of the Premises is delivered to Tenant; provided, however, that the date of Tenant's physical occupancy of the Premises shall in no event extend the Commencement Date, the Expiration Date or the date the payment of Rentals hereunder commences. Time is of the essence.

     5.     RENT.

            a. BASE RENT. Tenant agrees to pay to Landlord as rental for the Premises, without offset, deduction, prior notice or demand, the monthly Base Rent designated in Article 1h., as the same may be adjusted from time to time pursuant to Article 5b. below.

     Base Rent shall be payable in advance on or before the first day of the first full calendar month of the term hereof and a like sum, adjusted as aforesaid, on or before the first day of each and every successive calendar month thereafter during the Term, except that a full month's Base Rent shall be paid upon the execution hereof and the prorated Base Rent payable for the period, if any, prior to the first full calendar month of the Term shall be paid on the first day of said first full calendar month. Base Rent for any period during the Term which is for less than one (1) month shall be prorated based upon a thirty (30) day month.

            b. COST OF LIVING ADJUSTMENT. Base Rent shall be adjusted on the Adjustment Dates described in Article 1h., and the Base Rent as adjusted shall be payable monthly pursuant to the terms of Article 5a. above. As of any Adjustment Date, Base Rent shall be increased to a Sum equal to the product obtained by multiplying the then current Base Rent by a fraction, the numerator of which is the New Index and the denominator of which is the Initial index. For the purposes of adjusting Base Rent as provided in this
Article 5b., the following definitions shall apply:

                    (i) "Index" means the Consumer Price Index (all items) for All Urban Consumers as published by the United States Department of Labor, Bureau of Labor Statistics, for the San Francisco-Oakland-San Jose, California Area (1982-84 = 100 base year);

                    (ii) "Initial Index" means in regard to the first adjustment pursuant to this Article 5b., the Index published for the month nearest but prior to the Commencement Date, and in regard to all subsequent adjustments, the Index published nearest but prior to the immediately preceding Adjustment Date;

                    (iii) "New Index" means the Index published nearest but prior to the applicable Adjustment Date.

   If, at any time when Base Rent is to be adjusted as provided above, the Index is changed so that the base year differs from the base year used for the Initial Index, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is otherwise changed or discontinued during the Term, the most nearly comparable official price index of the United States government or other computation (as determined in Landlord's sole reasonable discretion) shall be used for computing the adjustments to Base Rent in order to obtain substantially the same result as would be obtained if the Index had not been changed or discontinued. Notwithstanding the foregoing, in no event shall Base Rent as of any Adjustment Date be less than the Minimum Base Rent Adjustment nor more than the Maximum Base Rent Adjustment set forth in Article 1h. above.

   6. SECURITY DEPOSIT. Tenant has deposited with Landlord the sum set forth in Article l i. as the security deposit ("Security Deposit"). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of Rentals or the condition of the Premises at Lease Termination, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rental or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. Landlord is not a trustee of the Security Deposit and may use it in ordinary business, transfer it or assign it, or use it in any combination of such ways. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the remaining portion of the Security Deposit shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interests hereunder) within two (2) weeks after Lease Termination and vacation of the Premises by Tenant or its last assignee; provided, however if any portion of the Security Deposit is to be applied to repair damages to the Premises caused by Tenant or Tenant's Agents or to clean the Premises, then the balance of the Security Deposit shall be returned to Tenant (or, at Landlord's option to the last assignee of Tenant's interest hereunder) no later than thirty (30) days after the date Landlord receives possession of the Premises. Tenant shall not transfer or encumber the Security Deposit nor shall Landlord be bound by Tenant's attempt to do so. If Landlord's interest in this Lease is terminated, Landlord shall transfer the Security Deposit to Landlord's successor in interest, and upon such transfer Landlord shall be released from any liability to Tenant with respect to the Security Deposit and Tenant shall look only to the transferee for any return of the Security Deposit to which Tenant may be entitled.

   7.   OPERATING EXPENSES AND PROJECT TAXES.

        a.       OFFICE PROJECT TAXES AND OPERATING EXPENSES.

                 (1)     DEFINED.   As used in this Least the term "Office
Project Taxes and Operating Expenses" shall mean the aggregate of the following:

                         (a)    One hundred percent (100%) of the Office
Operating Expenses (defined in Article 7b.); plus

                         (b)    A percentage of the Shared Operating Expenses
(defined in Article 7b.), which percentage shall be determined by dividing
(i) the total gross leasable square feet of the Office Space ("Office Gross Leasable Area") plus the gross leasable square feet of any Office Common Area (defined in Article 55) located within the Building by (ii) the Building Gross Leasable Area, as set forth herein. Gross leasable square feet shall be measured from the exterior faces of exterior walls and store-fronts, and the center lines of party walls and common partitions. In measuring gross leasable square feet, no deduction or exclusion shall be made by reason of columns, stairs, elevators, escalators, shafts or other interior construction. As used in this Lease, "Building Gross Leasable Area" shall mean the sum of the gross leasable square feet of the Retail Space, the Office Gross Leasable Area and the gross leasable square feet of those portions of the Building constituting Retail Common Area and Office Common Area; plus

                         (c)    A percentage of the Project Taxes (defined in
Article 7c.), which percentage shall be determined by dividing (i) the total Office Gross Leasable Area plus the gross leasable square feet of any Office Common Area located within the Building by (ii) the total Building Gross Leasable Area, as set forth herein.

                 (2)     TENANT'S PERCENTAGE SHARE.    During the Lease Term,
Tenant shall pay to Landlord as additional rent and without deduction or offset, an amount equal to Tenant's percentage share, determined as set forth below ("Tenant's Percentage Share"), of the Office Project Taxes and Operating Expenses, defined below. Office Project Taxes and Operating Expenses in the aggregate first calendar year are estimated in the amount set forth in Article 1j. above. Tenant acknowledges, however, that said sum is all estimate only, and is not binding upon Landlord. Landlord does not represent or warrant that the actual Office Project Taxes and Operating Expenses will not exceed such estimate. Payment of Office Project Taxes and Operating Expenses shall be based on Landlord's estimate of same, as adjusted from time to time. Tenant's Percentage Share of Office Project Taxes and Operating Expenses shall be determined by dividing the total Rentable Area of the Premises by ninety-five percent (95%) of the total Rentable Area of the Office Space. Tenant's Percentage Share of such Office Project Taxes and Operating Expenses shall be the percentage set forth in Article 1k. above, subject to an equitable adjustment in the event of a condemnation, sale by Landlord of part of the Project, reconstruction after damage or destruction or expansion or reduction of the areas within the Project designated by Landlord as Retail Space and Office Space from time to time. Tenant's Percentage Share of the Office Project Taxes and Operating Expenses shall be payable during the Lease Term in monthly installments on the first day of each month in advance, without deduction, offset or prior demand as follows:

   An amount equal to one-twelfth (1/12) of Tenant's Percentage Share of the estimated Office Project Taxes and Operating Expenses shall be payable monthly by Tenant as aforesaid, commencing on the Commencement Date and continuing until receipt of any notice of adjustment from Landlord given pursuant to this paragraph. Until notice of the estimated Office Project Taxes and Operating Expenses for a subsequent calendar year is delivered to Tenant, Tenant shall continue to pay its Percentage Share of Office Project Taxes and Operating Expenses on the basis of the prior estimate. Landlord may at any time during the Term adjust estimates of the Office Project Taxes and Operating Expenses to reflect current expenditures and following Landlord's written notice to Tenant of such revised estimate, subsequent payments of Tenant shall be based upon such revised estimate.

   If the Commencement Date is on a date other than the first day of the calendar year, the amount of the Office Project Taxes and Operating Expenses payable by Tenant in such calendar year shall be prorated on the basis which the number of days from the Commencement Date to the end of the calendar year in which the Commencement Date falls bears to three hundred and sixty (360).

   Within ninety (90) days after the end of each calendar year during the Term and within ninety (90) days after the Expiration Date, or as soon thereafter as practicable, Landlord will furnish to Tenant a statement ("Landlord's Statement") of the actual Office Project Taxes and Operating Expenses paid or incurred by Landlord during the preceding year, and thereupon within ten (10) days an adjustment will be made by Tenant's payment to Landlord or credit to Tenant by Landlord against the Office Project Taxes and Operating Expenses next becoming due from Tenant, as the case may require, to the end that Landlord shall receive the entire amount of Tenant's Percentage Share of Office Project Taxes and Operating Expenses for such calendar year and no more. If based on Landlord's Statement a payment from Tenant is required, Tenant shall not have the right to withhold or defer such payment pending a review of Landlord's books and records pursuant to the following paragraph or to the resolution of any dispute relating to Office Project Taxes and Operating Expenses. If the Expiration Date is on a day other than the last day of a calendar year, the amount of Office Project Taxes and Operating Expenses payable to Tenant for the calendar year in which the Expiration Date falls shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such Expiration Date bears to three hundred sixty (360). The early termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to this Article 7.

   Within sixty (60) days after Tenant receives a statement of actual Office Project Taxes and Operating Expenses paid or incurred for a calendar year, Tenant shall have the right, upon written demand and reasonable notice, to inspect Landlord's books and records relating to such Office Project Taxes and Operating Expenses for the calendar year covered by Landlord's Statement for the purpose of verifying the amount set forth in such statement. Such inspection shall be made during Landlord's normal business hours, at the place where such books and records arc customarily maintained by Landlord. Unless Tenant asserts in writing a specific error within ninety (90) days following Tenant's receipt of Landlord's Statement, the amounts set forth in Landlord's statement shall be conclusively deemed correct and binding on Tenant.

   Notwithstanding anything contained in this Article 7 to the contrary, express or implied, Rentals payable by Tenant shall in no event be less than the Base Rent specified in Article 5a., as adjusted from time to time pursuant to this Lease.

        b.       OPERATING EXPENSES.   As used in this Lease, "Operating
Expenses" shall mean all costs of operation, maintenance, repair and management of every portion of the Project as determined by standard accounting practices. Operating Expenses shall include, without limitation, all sums expended in connection with all maintenance and repairs, resurfacing, painting, restriping, cleaning, sweeping and janitorial services; maintenance and repair of sidewalks, curbs, signs and other Common Areas (defined in Article 55); maintenance and repair of sprinkler systems, planting and landscaping; trash removal; sewage; electricity, gas, water and any other utilities (including any temporary or permanent utility surcharge or other exaction whether now or hereafter imposed); maintenance and repair of directional signs and other markers and bumpers; maintenance and repair of any fire protection systems, elevator systems, lighting systems, storm drainage systems, HVAC, and other utility systems; any governmental imposition or surcharge imposed upon Landlord or assessed against the Project; all costs and expenses pertaining to a security alarm system and security guard for the Project if Landlord deems necessary in Landlord's reasonable discretion; materials; supplies; tools; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); service agreements on equipment; maintenance and repair of parking areas and parking structures, if any; repair and routine and preventative maintenance of the roof (including repair of leaks and resurfacing); repair and maintenance of the exterior surfaces of all improvements (including painting); maintenance and repair of structural parts (including foundation, floor slabs and load bearing walls); replacement of Common Area carpets and window coverings, the cost of which shall be amortized over the useful life of such items as determined by standard accounting practices; window cleaning; elevator or escalator services; material handling; fees for licenses and permits relating to the Project; the cost of complying with rules, regulations and orders of governmental authorities; accounting and lega fees; Project office rent or rental value; the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses or Project Taxes; personnel to implement such services; public liability, property damage and fire and extended coverage insurance on the Project (in such amounts and providing such coverage as determined in Landlord's reasonable discretion and which may include without limitation liability, all risk property, lessor's risk liability, war risk, vandalism, malicious mischief, sprinkler leakage, boiler and machinery, rental income, flood and worker's compensation insurance, and, if available at commercially reasonable rates or required by the lender of any loan affecting all or any portion of the Project, earthquake); compensation and fringe benefits payable to all persons employed by Landlord in connection with the operation, maintenance, repair, and management of the Project; and all annual assessments and special assessments levied against the Project and/or Landlord pertaining to the Project pursuant to any declaration of covenants, conditions and restrictions affecting the Project. Landlord may cause any or all of said services to be provided by an independent contractor or contractors, or they may be rendered by Landlord.
If such services are provided by Landlord, the cost of such services which are included in Operating Expenses shall be reasonable, based upon the prevailing market prices for such services, if Landlord makes capital improvements which have the effect of reducing Operating Expenses, Landlord may amortize its investment in said improvements as an Operating Expense in accordance with standard accounting practices provided that such amortization is not at a rate greater than the anticipated savings in Operating Expenses.
It is the intent of the parties hereto that Operating Expenses shall include every cost paid or incurred by Landlord in connection with the operation, maintenance, repair and management of the Project and the specificexamples of Operating Expenses stated in this Section 7b. are in no way intended to, and shall not limit the costs comprising Operating Expenses, nor shall such examples be deemed to obligate Landlord to incur such costs or to provide such services or to take such actions except as Landlord may be expressly required in other portions of this Lease, or except as Landlord, in its reasonable discretion, may elect. The maintenance of the Project shall be at the reasonable discretion of Landlord and all costs incurred by Landlord reasonably and in good faith shall be deemed conclusively binding on Tenant.
If less than one hundred (100%) percent of the Project is occupied during any calendar year, all Operating Expenses on the statements provided by Landlord shall be adjusted for each calendar year to equal Landlord's reasonable estimate of Operating Expenses had one hundred percent (100%) of the Project been occupied. Operating Expenses shall be comprised of Retail Operating Expenses, Office Operating Expenses and Shared Operating Expenses.

                         (1)    RETAIL OPERATING EXPENSES.  As used in this
Lease, "Retail Operating Expenses" shall mean those Operating Expenses attributable to the Retail Space and the Retail Common Area (defined in Article 55) as reasonably determined by the Landlord from time to time, including, without limitation, the cost of all gas, electricity and other utilities attributable to the Retail Space and not separately metered to any other tenant; Landlord's advertising and promotional costs for the Project; the cost of all electricity supplied to the parking areas within the Project during such hours as are reasonably determined by Landlord from time to time to be of primary benefit to the Retail Space; the cost of a service maintenance agreement on all heating, ventilating and air conditioning equipment ("HVAC") servicing the Retail Space and the cost of any HVAC maintenance and repairs; and a management fee equal to ten percent (10%) of Common Area Expenses.

                         (2)    OFFICE OPERATING EXPENSES.  As used in this
Lease, "Office Operating Expenses" shall mean those Operating Expenses attributable to the Office Space and the Office Common Area, as reasonably determined by Landlord from time to time; and a management fee equal to five percent (5%) of Landlord's gross receipts from the Project including all Rentals.

                         (3) SHARED OPERATING EXPENSES. As used in this
Lease, "Shared Operating Expenses" shall mean all Operating Expenses other than Retail Operating Expenses and Office Operating Expenses.

                 c. PROJECT TAXES. The term "Project Taxes" as used in this Lease shall collectively mean (to the extent any of the following are not paid by Tenant pursuant to Article 7d. below) all: real estate taxes and general or special assessments (including, without limitation, assessments for public improvements or benefits); personal property taxes; taxes based on vehicles utilizing parking areas within the Project; taxes computed or based on rental income (including without limitation any municipal business tax but excluding federal, state and municipal net income taxes); Environmental Surcharges (defined below); excise taxes; gross receipts taxes; sales and/or use taxes; employee taxes; water and sewer taxes, levies, assessments and other charges in the nature of taxes or assessments (including, but not limited to, assessments for public improvements or benefit); and all other governmental, quasi-governmental or special district impositions of any kind and nature whatsoever; regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which during the Term are laid, levied, assessed or imposed upon Landlord and/or become a lien upon or chargeable against any portions of the Project under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental authority or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments whatsoever. "Environmental Surcharges" shall include any and all expenses, taxes, charges or penalties imposed by any local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy in regard to the use, operation or occupancy of the Project. "Taxes" shall include (to the extent the same are not paid by Tenant pursuant to Article 7d. below), without limitation: the cost to Landlord of contesting the amount or validity or applicability of any Project Taxes; and all taxes, assessments, levies, fees, impositions or charges relating to the use, possession, occupancy, leasing, operation or management of the Project or in lieu of or equivalent to any Project Taxes described in this Article 7c.

   If at any time during the Term, Project Taxes are under-assessed by the taxing authorities so that they are not computed on a fully completed and occupied basis in accordance with the then applicable taxing authority of the governmental entities having jurisdiction, Landlord shall have the right, but not the obligation, to adjust Project Taxes to reflect the amount that Project Taxes would be if the Project were assessed on a fully completed and occupied basis, as determined in Landlord's reasonable discretion. If at any time during the Term Project Taxes are under-assessed by the taxing authority so that they are not computed on a fully completed and occupied basis, and after Lease Termination the taxing authority increases the Project Taxes attributable to any period during the Term by recomputing Project Taxes on a fully completed and occupied basis, Tenant shall pay to Landlord, upon demand, Tenant's Percentage Share of that portion of such increase in Project Taxes includable in Office Project Taxes and Operating Expenses, notwithstanding that the Lease has expired or terminated. Tenant's obligation to pay its share of the increase in Project Taxes shall survive Lease Termination.

        d.       OTHER TAXES.   Tenant shall pay the following:

                 (1) Tenant shall pay (or reimburse Landlord as additional rent if Landlord is assessed), before delinquency, any and all taxes levied or assessed, and which become payable for or in connection with any period during the Term, upon all of the following (collectively, "Leasehold Improvements and Personal Property"): Tenant's leasehold improvements, the Tenant Improvements, equipment, furniture, furnishings, fixtures, merchandise, inventory, machinery, appliances and other personal property located in the Premises; except only that which has been paid for by Landlord and is the standard of the Office Space in the Building in which the Premises are located. Tenant hereby acknowledges receipt of a copy of a schedule setting forth the improvements comprising the standard of the Office Space in the Building in which the Premises are located. If any or all of the Leasehold Improvements and Personal Property are assessed and taxed with the Project, Tenant shall pay to Landlord such amounts within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount applicable to the Leasehold Improvements and Personal Property. If the Leasehold Improvements and Personal Property are not separately assessed on the tax statement or bill, Landlord's good faith determination of the amount of such taxes applicable to the Leasehold Improvements and Personal Property shall be a conclusive determination of Tenant's obligation to pay such amount so as determined by Landlord.

                 (2) Tenant shall pay (or reimburse Landlord if Landlord is assessed, as additional rent), prior to delinquency or within ten (10) days after receipt of a statement thereof, any and all other taxes, levies, assessments, or surcharges payable by Landlord or Tenant and relating to this Lease, the Premises or Tenant's activities in the Premises (other than Landlord's net income, succession, transfer, gift, franchise, estate, or inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, now in force or which may hereafter become effective, including but not limited to taxes: (i) upon, allocable to, or measured by the area of the Premises or on the Rentals payable hereunder, including without limitation any gross income, gross receipts, excise, or other tax levied by the state, any political subdivision thereof, city or federal government with respect to the receipt of such Rentals; (ii) upon or with respect to the use, possession, occupancy, leasing, operation and management of the Premises or any portion thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or (iv) imposed as a means of controlling or abating environmental pollution or the use of energy, including, without limitation, any parking taxes, levies or charges or vehicular regulations imposed by any governmental agency. Tenant shall also pay, prior to delinquency, all privilege, sales, excise, use, business, occupation, or other taxes, assessments, license fees, or charges levied, assessed, or imposed upon Tenant's business operations conducted at the Premises. If any such taxes are payable by Landlord and it shall not be lawful for Tenant to reimburse Landlord for such taxes, then the Rentals payable hereunder shall be increased to net Landlord the net Rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

        8.       CONDUCT OF BUSINESS.

                 a. In no event shall Tenant use or permit the use of the Premises for any purpose other than general office use. Landlord and Tenant hereby acknowledge and agree that the foregoing use restriction is an absolute prohibition against a change in use of the Premises as contemplated under California Civil Code section 1997.230. Tenant hereby acknowledges and agrees that Landlord has carefully selected Tenant in order to produce a mix of Tenant uses within the Project compatible and consistent with the design of the Building, with other uses of the Building, and with the operation of a profitable and successful mixed-use office/retail project; provided, however, that the selection of project tenants shall be in Landlord's sole discretion and Landlord, in making such selection, shall not be deemed to be warranting that any use of the Building made by any such tenant is or will be compatible or consistent with the design of the Building, with other uses of the Building, or will result in the operation of a profitable and successful mixed-use office/retail project. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or the Project or any of its contents, or cause cancellation of any insurance policy coveting the Building or the Project or any part thereof or any of its contents. Tenant shall not, without prior consent of Landlord, bring into the Building or the Premises or use or incorporate in the Premises any apparatus, equipment or supplies that may cause substantial noise, odor or vibration or overload the Premises or the Building or any of its utility or elevator systems or jeopardize the structural integrity of the Building or any part thereof. Tenant and Tenant's Agents shall not use, store or dispose, or allow the use, storage or disposal of, any Hazardous Materials (defined below) on any portion of the Project. Tenant shall indemnify, defend with counsel acceptable to Landlord, and hold Landlord and Landlord's employees, agents, partners, officers, directors and shareholders harmless from and against any and all claims, actions, suits, proceedings, orders, judgment, losses, costs, damages, liabilities, penalties or expenses (including, without limitation, attorneys' fees) arising in connection with the breach of the obligations described in the previous sentence. As used in this paragraph, Hazardous Material means any chemical, substance or material which has been determined or is hereafter determined by any federal, state or local governmental authority to be capable of posing risk of injury to health or safety, including, without limitation, petroleum, asbestos, polychlorinaled biphenyls, radioactive materials and radon gas. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Project or injure or annoy them or use or allow the Premises to b used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant and Tenant's Agents shall comply with the provisions of any declaration of covenants, conditions and restrictions affecting the Premises.

        b. EFFECT OF USE RESTRICTION. Landlord and Tenant hereby acknowledge and agree that the use restriction set forth in Paragraph 8.a. above shall be deemed reasonable in all respects and under all circumstances. Landlord and Tenant further acknowledge and agree that, notwithstanding any provision of this Lease to the contrary, (i) in the event Tenant requests Landlord's consent to a proposed assignment of this Lease or subletting of the Premises, Landlord shall be deemed reasonable in withholding its consent to such assignment or subletting if the proposed assignee or subtenant desires to use the Premises for any purpose other than as expressly provided in Paragraph 8.a. above, and (ii) in the event of a default by Tenant under the Lease, the enforcement of the use restriction set forth in Paragraph 8.a. above shall be deemed reasonable for purposes of computing the rental loss that could be or could have been reasonably avoided by Landlord pursuant to California Civil Code section 1951.2 and in connection with the exercise of Landlord's remedies under California Civil Code section 1951.4.

   Notwithstanding the preceding to the contrary, if Landlord withholds its consent to an assignment of the Lease or subletting of the Premises based upon the desire of the proposed assignee or subtenant to use the Premises for any purpose other than as expressly provided in Paragraph 8.a. above, or if Tenant is in default under this Lease, then, prior to commencing or pursuing any claim or defense against Landlord based upon the unreasonableness of the use restriction set forth in Paragraph 8.a. above, Tenant shall provide Landlord with written notice (by certified mail, postage prepaid and return receipt requested) setting forth Tenant's objections to the enforcement of the use restriction in such instance, the basis upon which Tenant intends to demonstrate that the enforcement of such use restriction would be unreasonable in such instance, and the use(s) which Tenant believes Landlord should allow Tenant or its proposed assignee or subtenant, as the case may be, to make of the Premises. Within thirty (30) days of Landlord's receipt of Tenant's written notice of objection, Landlord shall provide Tenant with written notice of Landlord's election to either (A) enforce the use restriction set forth in Paragraph 8.a. above, or (B) permit a change in the use of the Premises, provided that such proposed use shall in no event (1) require the use, storage or disposal of Hazardous Materials on or about the Premises or the Project, (2) increase or affect any fire or other insurance covering the Building or the Project, (3) interfere with the rights of other tenants of the Building or Project, including, without limitation, any exclusive use rights of such tenants, (4) be in violation of application federal, state or local laws, rules, regulations, codes or ordinances, or (5) require Landlord to construct or install, or to provide any allowance for the construction or installation of, any tenant improvements in the Premises. Notwithstanding the preceding to the contrary, in no event shall Landlord have any obligation to allow a change in the use of the Premises, it being expressly understood by the parties that the use restriction set forth in Paragraph 8.a. above is an absolute prohibition against a change in use of the Premises. In the event Landlord fails to provide Tenant with written notice of its election to either enforce the use restriction or allow a change in use of the Premises within said thirty (30) day period, Landlord shall be deemed to have elected to enforce the use restriction. In the event Landlord elects or is deemed to have elected to enforce the use restriction as provided hereinabove, Tenant shall have the right to pursue such valid claims or defenses against Landlord as may be permitted under California Civil Code section 1997.040 and which Tenant is able to prove.

        9.       COMPLIANCE WITH LAWS.   Tenant shall not use the Premises or
permit anything to be done in or about the Premises which will in any way conflict with or violate any law, statute, ordinance, order or governmental rule or regulation or requirement of duly constituted public authorities or quasi-public authorities now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, orders and governmental or quasi-governmental rules, regulations or requirements now in force or which may hereafter be in force and with all recorded documents which relate to or affect the condition, use or occupancy of the Premises, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements, acts or use or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental or quasi-governmental rule, regulation or requirement, shall be conclusive of that fact as between the Landlord and Tenant. Tenant shall obtain, prior to taking possession of the Premises, all permits, licenses, or other authorizations for the lawful operation of its business at the Premises. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord and Landlord's employees, agents, partners, officers, directors and shareholders harmless from and against any claim, action, suit, proceeding, order, judgment, liability, penalty or expense (including, without limitation, attorneys' fees) arising out of the failure of Tenant to comply with any applicable law, statute, ordinance, order, rule, regulation, requirement or recorded document. Tenant acknowledges that Tenant has independently investigated and is satisfied that the Premises are suitable for Tenant's intended use and that the Building and Premises meet all governmental and quasi-governmental requirements for such intended use.

   Landlord and Tenant acknowledge that, in accordance with the provisions of the Americans with Disabilities Act (the "ADA"), responsibility for compliance with the terms and conditions of Title III of the ADA may be allocated as between Landlord and Tenant. In this regard and notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the responsibility for compliance with the ADA (including, without limitation, the removal of architectural and communications barriers and the provision of auxiliary aids and services to the extent required) shall be allocated as follows: (i) Tenant shall be responsible for compliance with the provisions of Title I of the ADA, and of Title II and Title III of the ADA as Titles II and III relate to any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations and repairs are made by Tenant, at its expense without the assistance of Landlord; (ii) Landlord shall be responsible for compliance with the provisions of Title II and III of the ADA for all construction, renovations, alterations and repairs which Landlord is required, under this Lease, to make within the Premises, whether (pursuant to the relevant provisions of the Lease) at Landlord's or Tenant's expense; and (iii) Landlord shall be responsible for compliance with the previsions of Title III of the ADA for all exterior and interior areas of the Building not included within the Premises. Landlord agrees to indemnify and hold Tenant harmless from and against any claims, damages, costs and liabilities arising out of Landlord's failure, or alleged failure, as the case may be, to comply with the ADA, to the extent such compliance has been allocated to Landlord herein, which indemnification obligation shall survive the expiration or termination of the Lease if the Lease has not been terminated by reason of a default by Tenant. Tenant agrees to indemnify and hold Landlord harmless from and against any claims, damages, costs and liabilities arising out of Tenant's failure, or alleged failure, as the case may be, to comply with the ADA to the extent such compliance has been allocated to Tenant herein, which indemnification obligation shall survive the expiration or termination of this Lease. Landlord and Tenant each agree that the allocation of responsibility for ADA compliance shall not require Landlord or Tenant to supervise, monitor or otherwise review the compliance activities of the other with respect to its assumed responsibility for ADA compliance as set forth in this paragraph. Landlord shall, in complying with the ADA (to the extent such compliance has been allocated to Landlord herein), be entitled to rely upon representations made to, or information given to Landlord by Tenant in regard to Tenant's use of the Premises, Tenant's employees, and other matters pertinent to compliance with the ADA. The indemnity of Tenant set forth above shall apply as to any liability arising against Landlord by reasons of any misrepresentations or misinformation given by Tenant to Landlord. The allocation of responsibility for ADA compliance between Landlord and Tenant, and the obligations of Landlord and Tenant established by such allocations, shall supersede any other provisions of the Lease that may contradict or otherwise differ from the requirements of this paragraph.

        10.      ALTERATIONS AND ADDITIONS.

                 a.      TENANT'S ALTERATIONS.   Tenant shall not make or
suffer to be made any alterations, additions, changes or improvements (collectively, "Alterations") to or of the Premises, or any part thereof without Landlord's prior Written consent, which consent shall not, except as otherwise expressly provided in this Lease, be unreasonably withheld. Landlord may impose, as a condition to the aforesaid consent, such requirements as Landlord may deem necessary in its reasonable discretion, including, without limitation: the manner in which the work is done; a right of approval of the contractor by whom the work is to be performed; that all work be performed with union labor; the times during which such work is to be accomplished; the requirement that Tenant post a completion bond in an amount and form satisfactory to Landlord; the requirement that Tenant reimburse Landlord, as additional rent, for Landlord's reasonable costs incurred in reviewing any proposed Alterations, whether or not Landlord's consent is granted; and the requirement that at Lease Termination, either (i) Tenant, at its expense, will remove any and all such Alterations installed by Tenant and shall, at its cost, promptly repair all damages to the Project caused by such removal, or (ii) the Alterations made by Tenant shall remain with the Premises, be a part of the realty, and belong to Landlord. If Landlord consents to any Alterations to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense in accordance with plans and specifications approved by Landlord. Any such Alterations made by Tenant shall be performed in accordance with all applicable laws, ordinances and codes and in a first class workmanlike manner, and shall not weaken or impair the structural strength or lessen the value of the Building, shall not invalidate, diminish, or adversely affect any warranty applicable to the Building or any other improvements located within the Project, including any equipment therein, and shall be performed in a manner causing Landlord and Landlord's agets and other tenants of the Building the least interference and inconvenience practicable under the circumstances. In making any such Alterations, Tenant shall, at Tenant's sole cost and expense:

                 (i) File for and secure any necessary permits or approvals from all governmental departments or authorities having jurisdiction, and any utility company having an interest therein;

                 (ii) Notify Landlord in writing at least fifteen (15) days prior to the commencement of work on any Alteration, so that Landlord can post and record appropriate notices of nonresponsibility; and

                 (iii) Provide copies of all drawings and specifications prior to commencement of construction of any Alterations.

   In no event shall Tenant make or suffer to be made any Alteration to the mechanical or utility systems of the Building, to the Common Area or to the structural portions of the Building or any part thereof without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion.

        b.    REMOVAL.   Upon Lease Termination, Tenant shall, upon written
demand by Landlord at Tenant's sole cost and expense, forthwith and with all due diligence remove any alterations made by Tenant, which is then designated by Landlord to be removed and Tenant shall, forthwith and with all due diligence at its sole cost and expense, repair any damage to the Premises or Project caused by such removal. Tenant may also, upon Lease Termination and provided that Tenant is not then in default hereunder, remove Tenant's movable equipment, furnishings, trade fixtures and other personal property (excluding any Alterations made by Tenant not specifically designated by Landlord to be removed), provided that Tenant shall, forthwith and with all due diligence at its sole cost and expense, repair any damages to the Premises or the Project caused by such removal. Unless Landlord elects to have Tenant remove any such Alterations, all such Alterations except for movable equipment, furnishings and trade fixtures of Tenant not affixed to the Premises, shall become the property of Landlord upon Lease Termination (without any payment therefor) and remain upon and be surrendered with the Premises.

                 c.      ALTERATIONS REQUIRED BY LAW.       Tenant shall pay
to Landlord as additional rent, the cost of any structural or nonstructural alteration, addition or change to the Building and/or at Landlord's election, shall promptly make, at Tenant's sole expense and in accordance with the provisions of Article 10a. above, any structural or nonstructural alteration, addition or change to the Premises required to comply with laws, regulations, ordinances or orders of any public agencies, whether now existing or hereinafter promulgated, where such alterations, additions or changes are required by reason of: Tenant's or Tenant's Agents' acts; Tenant's use or change of use of the Premises; alterations or improvements to the Premises made by or for Tenant; or Tenant's application for any permit or governmental approval.

                 d.      LANDLORD'S IMPROVEMENTS.      All fixtures,
improvements or equipment which are installed, constructed on or attached to the Premises, or any part of the Project by Landlord at its expense shall be a part of the realty and belong to Landlord.

        11.      REPAIRS.

                 a. BY TENANT. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair and to have accepted the Premises in their condition existing as of the date of such possession, subject to all applicable laws, covenants, conditions, restrictions, easements, and other matters of public record and the Rules and Regulations from time to time promulgated by Landlord governing the use of any portion of the Project. Tenant shall further be deemed to have accepted the Tenant improvements constructed by Landlord, if any, as being completed in accordance with the plans and specifications for such improvements, excluding only the punch list items referred to in Article 4a. above. Tenant shall at Tenant's sole cost and expense, keep every part of the Premises in good condition and repair, ordinary wear and tear excepted. If Tenant fails to maintain the Premises as required by this Lease, Landlord may give Tenant notice to do such acts as are reasonably required to so maintain the Premises and if Tenant fails to commence such work immediately in an emergency or where immediate action is required to protect the Premises or any portion of the Project, or within ten
(10) days after such notice is given under other circumstances, and diligently prosecute it to completion, then Landlord or Landlord's agents, in addition to all of the rights and remedies available hereunder or by law and without waiving any alternative remedies, shall have the right to enter the Premises and to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant to Landlord as additional rent, upon demand. With respect to any work performed by Landlord pursuant to this Article 11.a., Landlord shall be liable to Tenant only for physical damage caused to Tenant's personal property located within the Premises to the extent such damage is caused by Landlord's active negligence or willfulmisconduct and such damage is neither insured against nor required to be insured against by Tenant pursuant to this Lease. In no event shall Landlord have any liability to Tenant for any other damages, or for any inconvenience or interference with the use of the Premises by Tenant, or for any consequential damages, including lost profits, as a result of performing any such work. Except as specifically provided in an addendum, if any, to this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the panics hereto affirm that Landlord has made no representations or warranty to Tenant respecting the condition of the Premises or any part of the Project except as specifically set forth in this Lease.

                 b. BY LANDLORD. The costs of repairs and maintenance which are the obligation of Landlord hereunder or which Landlord elects to perform hereunder shall be an Operating Expense and Tenant shall pay, as additional rent, a portion of such costs to Landlord as provided in Article
7. Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning: heating and electrical systems installed or furnished by Landlord, unless such maintenance or repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Tenant or Tenant's Agents, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance or repairs as additional rent. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance for which Landlord is responsible as provided above unless Landlord fails to commence such work for a period of more than thirty (30) days after written notice of the need of such repairs or maintenance is given to Landlord by Tenant and the failure is due solely to causes within Landlord's reasonable control. Except as provided in Article 21 of this Lease, there shall be no abatement of Rentals, and in any event there shall be no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or in or to fixtures, appurtenances and equipment therein. Tenant waives the benefits of any statute now or hereafter in effect (including, without limitation, the provisions of subsection I of Section 1932, Section 1941 and
Section 1942 of the California Civil Code and any similar or dissimilar law, statute or ordinance now or hereafter in effect) which would otherwise afford Tenant the right to make repairs at Landlord's expense (or to deduct the cost of such repairs from Rentals due hereunder) or to terminate this Lease because of Landlord's failure to keep the Premises in good and sanitary order.

                 12      LIENS. Tenant shall keep the Premises and every
portion of the Project free from any and all mechanics', materialmen's and other liens, and claims thereof, arising out of any work performed, materials furnished or obligations incurred by or for Tenant. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord at Tenant's sole cost and expense a payment and performance bond, or its equivalent, in an amount equal to one and one half (1-1/2) times any and all estimated costs of any Alterations to the Premises, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any liens, demands, claims, actions, suits, proceedings, orders, losses, costs, damages, liabilities, penalties, expenses, judgments or encumbrances (including, without limitation, attorneys' fees) arising out of any work or services performed or materials furnished by or at the direction of Tenant or Tenant's Agents or any contractor employed by Tenant with respect to the Premises. Landlord shall have the right, at all times, to post and keep posted on the Premises, any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Project, and any other party having an interest therein, from mechanics' and materialmen's liens, including without limitation a notice of non-responsibility. Tenant shall give written notice to Landlord fifteen (15) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises, and prior to the commencement of any work of improvement on the Premises. Should any claims of lien relating to work performed, materials furnished or obligations incurred by Tenant be filed against, or any action be commenced affecting the Premises, any part of the Project, and/or Tenant's interest therein, Tenant shall give Landlord notice of such lien or action within three (3) days after Tenant receives notice of the filing of the lien or the commencement of the action. If Tenant does not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including by payment of the claim giving rise to such lien or by posting a proper bond, or by requiring Tenant to post for Landlord's benefit a bond, surety, or cash amount equal to one and one-half (1-1/2) times the amount of lien and sufficient to release the Premises and Project from the lien. All sums paid by Landlord pursuant to this Article 12 and all expenses incurred by it in connection therewith including attorneys' fees and costs shall be payable to Landlord by Tenant as additional rent on demand.

        13.      ASSIGNMENT AND SUBLETTING.

           a.    PROHIBITIONS IN GENERAL.    Tenant shall not (whether
voluntarily, involuntarily, or by operation of law) assign this Lease or allow all or any part of the Premises to be sublet without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld, subject, nevertheless, to the provisions of this Article 13. Except for an allowed assignment or subletting pursuant to the previous sentence, Tenant shall not (whether voluntarily, involuntarily, or by operation of law)
(i) allow all or any part of the Premises to be occupied or used by any person or entity other than Tenant, (ii) transfer any right appurtenant to this Lease or the Premises, (iii) mortgage, hypothecate or encumber the Lease or Tenant's interest in the Lease or Premises (or otherwise use the Lease as a security device) in any manner, or (iv) permit any person to assume or succeed to any interest whatsoever in this Lease, without Landlord's prior written consent in each instance, which consent may be withheld in Landlord's sole and absolute discretion.

        Any assignment, sublease, hypothecation, encumbrance, or transfer (collectively, "Transfer") without Landlord's consent shall constitute a default by Tenant and shall be voidable. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of this Article 13 as to any subsequent Transfer nor a consent to any subsequent Transfer. The provisions of this Article 13a. expressly apply to all heirs, successors, sublessees, assigns and transferees of Tenant. If Landlord consents to a proposed Transfer, such Transfer shall be valid and the transferee shall have the right to take possession of the Premises only if the Assumption Agreement described in Article 13c. below is executed and delivered to Landlord, Tenant has paid the costs and fees described in Article 13h. below, and an executed counterpart of the assignment, sublease or other document evidencing the Transfer is delivered to Landlord and such transfer document contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to Article 13d. below, except for any such modifications Landlord has consented to in writing. The acceptance of Rentals by Landlord from any person or entity other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

        b.       COLLECTION OF RENT.         Tenant irrevocably assigns to
Landlord, as security for Tenant's obligations under this Lease, all rent not otherwise payable to Landlord by reason of any Transfer of all or any part of the Premises or this Lease. Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; provided, however, that until the occurrence of any default by Tenant or except as provided by the provisions of Article 13f. below, Tenant shall have the right to collect such rent.

        c.       Assumption Agreement.       As a condition to Landlord's
consent to any Transfer of Tenant's interest in this Lease or the Premises, Tenant and Tenant's assignee, sublessee, encumbrancer, secured party as a result of a hypothecation, or transferee (collectively "Transferee"), shall execute a written Assumption Agreement, in a form approved by Landlord, which Agreement shall include a provision that Tenant's Transferee shall expressly assume all obligations of Tenant under this Lease to the extent of the interest transferred, and shall be and remain, jointly and severally liable with Tenant for the performance of all conditions, covenants, and obligations under this Lease to the extent of the interest transferred from the effective date of the Transfer. In no event shall Landlord have any obligation to materially amend or modify this Lease in connection with any proposed Transfer, including, without limitation, amending or modifying the use restriction set forth in Paragraph 8.a. above.

        d.       REQUEST FOR TRANSFER.       Tenant shall give Landlord at
least forty-five (45) days prior written notice of any desired Transfer and of the proposed terms of such Transfer, including but not limited to: the name and legal composition of the proposed Transferee; an audited financial statement of the proposed Transferee prepared in accordance with generally accepted accounting principles within one year prior to the proposed effective date of the Transfer, the nature of the proposed Transferee's business to be carried on in the Premises; the payment to be made or other consideration to be given on account of the Transfer; and other such pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective Transferee. Tenant's notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information specified above and all additional information requested by Landlord pursuant to this Article 13d. Tenant shall immediately notify Landlord of any modification to the proposed terms of such transfer.

        e.       NO BONUS VALUE.    It is the intent of the parties hereto
that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that this Lease is not intended to have a bonus value, nor to serve as a vehicle whereby Tenant may profit by a future Transfer of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein or any future changes in the market for leased space. It is the intent of the parties that any such bonus value that may attach to this Lease shall be and remain the exclusive property of Landlord.

        f.       CONDITIONAL CONSENT.        Without otherwise limiting the
criteria upon which Landlord may withhold its consent to any proposed Transfer, if Landlord withholds its consent where the proposed Transferee's net worth (according to generally accepted accounting principles) is less than the greater of: (A) the net worth of Tenant immediately prior to the Transfer; or (B) the net worth of Tenant at the time this Lease is executed, such withholding of consent shall be presumptively reasonable. It shall also be presumptively reasonable for Landlord to require, as a condition to its consent that:

                 (i) Any and all rent to be paid by a Transferee, including, but not limited to, any rent in excess of the Rentals to be paid under this Lease (prorated in the event that a sublease is of less than the entire Premises), shall be paid by Tenant directly to Landlord at the time and place specified in this Lease. For the purposes of this Article 13, the term "rent" shall include any consideration of any kind received, or to be received, by Tenant from a Transferee, if such sums are related to Tenant's interest in this Lease or in the Premises, including, but not limited to, key money, bonus money, and payments (in excess of the fair market value thereof) for Tenant's assets, fixtures, trade fixtures, inventory, accounts, goodwill, equipment, furniture, general intangibles, and any capital stock or other equity ownership interest of Tenant; and/or

                 (ii) Either Tenant or the proposed Transferee cure, on or before the proposed effective date of such Transfer, any and all uncured defaults hereunder; provided, however, in no event shall Landlord's failure to condition its consent upon such cure be deemed to be a waiver of any such default or Landlord's rights and remedies under this Lease, at law, or in equity in regard thereto. If Landlord has elected to impose such cure as a condition to its consent and such condition is not satisfied by the effective date of the Transfer, the Transfer shall be voidable at Landlord's option.

        g.       CORPORATIONS AND PARTNERSHIPS.   If Tenant is a partnership,
a withdrawal or substitution (whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time) of any partner(s) owning twenty-five percent (25%) or more of the partnership, any assignment(s) of twenty-five percent (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership shall be deemed a Transfer of this Lease. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock of Tenant in excess of twenty-five percent (25%), or any sale (or, cumulative sales) of more than fifty percent (50%) of the value of the assets of Tenant shall be deemed a Transfer of this Lease. This Article 13g. shall not apply to corporations the capital stock of which is publicly traded.

        h. ATTORNEYS' FEES AND COSTS. Tenant shall pay, as additional rent, Landlord's actual costs and attorneys' fees incurred for reviewing, investigating, processing and/or documenting any requested Transfer, whether or not Landlord's consent is granted. Notwithstanding the foregoing, no Landlord consent shall be required for any affiliate or subsidiary of the Tenant hereinafter referred to as "Exempt Transfer".

        i. MISCELLANEOUS. Regardless of Landlord's consent, no Transfer shall release Tenant of Tenants obligations under the Lease or alter the primary liability of Tenant to pay the Rentals and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rentals by Landlord from airy other person shall not be deemed to be a waiver by Landlord of any provision hereof. Upon breach or default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with any assignee of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

        j.       REASONABLE PROVISIONS.      Tenant acknowledges and agrees
that Landlord has a special interest in preserving a specific tenant mix in the Project in order to maintain and create a balance of business interests and to promote the successful and profitable operation of the Project. Accordingly, the parties agree that for all purposes including the purposes of the Federal Bankruptcy Code, Landlord may rightfully withhold its consent to a proposed Transfer if the proposed Transferee is unable to provide to Landlord adequate assurances of future performance of the Lease, including, without limitation, adequate assurance (i) of the source of Rentals or other consideration due under the Lease, (ii) that the Transfer will not breach any provision in this Lease or any other lease affecting the Project such as a location, use or exclusivity provision, or any financing agreement or document creating an interest in the Project superior or prior to that of Tenant relating to the Project, (iii) that any proposed Transferee will use the Premises for the specific purpose stated herein and (iv) that the Transfer will not disrupt the tenant mix or balance in the Project. Tenant acknowledges that, but for Tenant's identity, financial condition and ability to perform the obligations of Tenant under the Lease, Landlord would not have entered into this Lease nor demised the Premises to Tenant and that, in entering into this Lease, Landlord has relied specifically on Tenant's identity, financial condition, responsibility and capability of performing the obligations of Tenant under the Lease. Tenant acknowledges that Landlord's rights under this Article 13, including the right to withhold consent to certain Transfers in Landlord's sole and absolute discretion, are reasonable, agreed upon and bargained for rights of Landlord and that the Rentals set forth in the Lease have taken into consideration such rights. Tenant expressly agrees that the provisions of this Article 13 are not unreasonable standards or conditions for purposes of Section 1951.4(b)(2) of the Caliornia Civil Code, as amended from time to time or for any other purpose.

        14.      HOLD HARMLESS.     Tenant shall, to the fullest extent
permitted by law, indemnify, defend with counsel acceptable to Landlord, and hold Landlord and Landlord's employees, agents, partners, officers, directors and shareholders harmless from and against any and all claims, damages, losses, liabilities, penalties, judgments, and costs and expenses (including, without limitation, attorneys' fees) and any suit, action or proceeding brought pursuant thereto (collectively, "Claims"), including Claims brought pursuant thereto (collectively, "Claims"), including Claims for property damage, or personal injury including death, arising out of (i) Tenant's use of the Premises or any part thereof, or any activity, work or other thing done or about the Premises, (ii) any activity, work or other thing done, permitted or suffered by the Tenant in or about the Project, or any purl thereof, (iii) any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or (iv) any act or negligence of the Tenant or Tenant's Agents, and in each case from and against any and all damages, losses, liabilities, penalties, judgments, and costs and expenses (including, without limitation, a failure to maintain insurance as provided in Section 1.6 ), or (iv) any act or negligence or Tenant's Agent's.

        Landlord shall indemnify and hold harmless Tenant from any liability for injury to or death of any person, including any employee of Landlord, or damage to any property, including any property of Landlord, occurring on the Premises, in the Building, on the Project, or on the Master Project, excepting therefrom, however liability for any such injury, death or damage as is caused by, or arises out of or in any way connected with the negligence of Tenant: breach of Tenant's duty to repair, any condition in the Premises concerning which Landlord has no obligation to repair or maintain under
Article 11 hereof.

        The indemnity herein shall extend to the costs and expenses incurred by Landlord for administrative expenses, consultant fees, expert costs, investigation expenses, consultant fees, expert costs, investigation expenses and costs incurred in settling indemnified claims, whether such costs occurred before or after any litigation is commenced. The indemnity herein shall survive the termination of this Lease and shall continue in effect until any and all claims, actions or causes of action with respect to any of applicable statue of limitations. In no event shall any of insurance provisions set forth in Section 16 of this Lease be construed as any limitation on the scope of indemnification set forth herein.

        Tenant as a material part of the consideration to Landlord hereby assumes all risk of damage or loss to property or injury or death to persons in, upon or about all portions of the Project from any cause, except to the extent caused by the active negligence or willful misconduct of Landlord or Landlord's agents, and Tenant hereby waives all claims in respect thereof against Landlord. Landlord or its agents shall not be liable for any damage or loss to properly entrusted to employees of any part of the Project nor for loss or damage to any property by theft or otherwise, nor for any injury or death of or damage or loss to persons or property resulting from any accident, casualty or condition occurring in or about any portion of the Project, or to any equipment, appliances or fixtures therein, or from any other cause whatsoever, except to the extent caused by the active negligence or willful misconduct of Landlord or Landlord's agents where such loss is neither insured against nor required to be insured against by Tenant pursuant to this Lease. Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Building. Notwithstanding any other provision of this Lease, in no event shall Landlord have any liability for loss of business (including, without limitation, lost profits) by Tenant. Tenant shall give prompt written notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

        If, by reason of any act or omission of Tenant or Tenant's Agents, Landlord is made a party defendant to any litigation concerning this Lease or any part of the Project, Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from any liability and damages incurred by (or threatened against) Landlord as a party defendant, including without limitation all damages, costs and expenses, including attorneys' fees.

        15.      SUBROGATION.       Landlord releases Tenant and Tenant's
officers, directors, agents, employees, partners and shareholders from any and all claims or demands for damages, loss, expense or injury arising out of any perils to the extent covered by insurance carried by Landlord, whether due to the negligence of Tenant or Tenant's officers, directors, agents, employees, partners and shareholders and regardless of cost or origin, to the extent such waiver is permitted by Landlord's insurers and does not prejudice the insurance required to be carried by Landlord under this Lease. Tenant releases Landlord and Landlord's officers, directors, agents employees,
 .partners. and shareholders from any and all claims or demands for damages, loss, expense or injury arising out of any perils which are insured or required to be insured against, under any insurance carried by Tenant or required to be carried, whether due to the negligence of Landlord or its officers, directors, agents, employees, partners and shareholders and regardless of cost or origin, to the extent such waiver is permitted by Tenant's insurers and does not prejudice the insurance required to be carried by Tenant under this Lease.

                 16.     INSURANCE.

                         a.     LIABILITY INSURANCE.   Tenant shall, at
Tenant's expense, obtain and keep in force during the Term a policy of comprehensive general liability insurance, including the broad form endorsement, insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy, maintenance, repair or improvement of the Premises and all areas appurtenant thereto. Such insurance shall provide single limit liability coverage of not less than Five Million Dollars ($5,000,000) per occurrence for bodily injury or death and property damage. Such insurance shall include Landlord as an additional insured, shall provide that Landlord, although an additional insured, may recover for any loss suffered by Landlord or Landlord's agents by reason of Tenant's or Tenant's Agent's negligence. All such insurance shall specifically insure Tenant's performance of fire indemnify and hold harmless agreements contained in
Article 14 above although Tenant's obligations pursuant to Article 14 shall not be limited to the amount of any insurance required of or carried by Tenant under this Article 16 and Tenant is responsible for ensuring that the amount of liability insurance carried by Tenant is sufficient for Tenant's purposes. Tenant may carry said insurance under a blanket policy, provided that said insurance by Tenant shall name Landlord as an additional insured.

        b.       PROPERLY INSURANCE.         Tenant acknowledges and agrees
that insurance coverage carried by Landlord will not cover Tenant's property within the Premises or within the Building. Tenant shall, at Tenant's expense, obtain and keep in force during the Term a policy of "All Risk" properly insurance, including without limitation, coverage for earthquake and flood; boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief; and demolition, increased cost of construction and contingent liability from changes in building laws on all leasehold improvements installed in the Premises at Tenant's expense (if any), and on all equipment, trade fixtures, inventory, fixtures and personal property located on or in fire Premises, including improvements or fixtures hereafter constructed or installed on the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the Standard ISO All Risk form, when such form is supplemented with the coverages required above.

        c.       MISCELLANEOUS.     If Tenant fails to procure and maintain
any insurance required to be procured and maintained by Tenant pursuant to this Lease, Landlord may, but shall not be required to, procure and maintain all or any portion of the same, at the expense of Tenant. Landlord's election pursuant to this Article 16c. to procure and maintain all or any portion of the insurance which Tenant fails to procure and maintains acknowledged by Tenant to be for Landlord's sole benefit. Tenant acknowledges that any insurance procured and maintained by Landlord pursuant to this Article 16c. may not be sufficient to adequately protect Tenant. Any personal property insurance procured and maintained by Landlord for Tenant's equipment, trade fixtures, inventory, fixtures and personal properly located on or in the Premises, including improvements or fixtures hereafter constructed or installed on the Premises, may not sufficiently cover the replacement cost thereof. Any insurance procured and maintained by Landlord pursuant to this
Article 16c. may provide for less coverage than is required to be maintained by Tenant pursuant to this Lease. Tenant acknowledges and agrees that Tenant is and shall remain solely responsible for procuring insurance sufficient for Tenant's purposes, notwithstanding the fact that Landlord has procured or maintained any insurance pursuant to this Article 16(:. Any insurance required to be maintained by Tenant hereunder shall be in companies rated A X or better in "Best's Insurance Guide". Prior to occupancy of the Premises, Tenant shall deliver to Landlord copies of the policies of insurance required to be kept by Tenant hereunder, or certificates evidencing the existence and amount of such insurance, with evidence satisfactory to Landlord of payment of premiums. No policy shall be cancellable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord. Tenant shall obtain a waiver of subrogation rights from all insurers providing insurance to Tenant whereby such insurers waive their right of recovery against Landlord and Landlord's officers, directors, agents, employees, partners and shareholders for loss or damage arising out of or incident to any insured perils, whether due to the negligence of any indemnified party and regardless of cause or origin.

           d.    INCREASED COVERAGE.         Not more frequently than once
every year, Tenant shall increase the amounts of insurance as follows: (i) as recommended by Landlord's insurance broker provided that the amount of insurance recommended by such broker shall not exceed the amount customarily required of tenants in comparable projects located within the geographic area identified in Article 1p., or (ii) as required by Landlord's lender. Any limits set forth in this Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

        17.      SERVICES AND UTILITIES.     Tenant shall pay during the
Lease Term (and prior to delinquency) all charges for water, gas, light, heat and air conditioning, power, electricity, telephone, janitorial service, trash pick-up, sewer and all oilier services supplied to or consumed on the Premises. To the extent not separately metered to the Premises, or not arranged and paid for by Tenant, the cost of such services shall be an Operating Expense and Tenant shall pay, as additional rent, a portion of such cost to Landlord as provided in Article 7. Tenant shall arrange and pay for all gas and electricity to the extent they are separately metered to the Premises. Janitorial services for the Premises and telephone services required by Tenant shall also be arranged and paid for by Tenant. To the extent that gas or electricity is not separately metered to the Premises, and provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during reasonable hours of generally recognized business days, to be determined by Landlord in its sole discretion ("Business Hours"), and subject to the rules and regulations of the Building of which the Premises arc a part, Building Standard (defined in Exhibit "g") electricity for normal lighting and fractional horsepower office machines, heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises. Landlord shall also maintain and keep lighted during Business Hours the common stairs, common entries and toilet rooms in the Building. The lack of shortage of any service or utility described in this Article due to any cause whatsoever shall not affect Tenant's obligations hereunder, and Tenant shall faithfully keep and observe all of the terms, conditions and covenants of this Lease and pay all Rentals due hereunder without diminution, credit or deduction. Landlord shall not be liable under any circumstances for injury to or death of or loss or damage to persons or property or damage to Tenant's business, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintaine by the heating, ventilating and air conditioning system servicing the Premises, Landlord reserves the right to install supplementary air conditioning units in the Premises and the costs thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord as additional rent, and not as an Operating Expense. The entire cost of electricity, water, heat, air conditioning, elevator service, janitorial service and other services and utilities provided to the Premises in excess of Building Standard shall be paid for by Tenant upon demand by Landlord as additional rent, and not as an Operating Expense.

        Tenant shall not connect or permit connection with electric current, gas or water supply lines, except through existing electrical outlets, gas lines or water lines, respectively, servicing the Premises, any apparatus or device for the purpose of using gas, electric current or water. If Tenant should require additional water, gas and/or electric current, to the extent not separately metered to the Premises, Tenant shall first procure the written consent of Landlord, which Landlord may refuse for any reason, to the use thereof and Landlord may cause a water, gas meter or electric current meter to be installed in the Premises so as to measure the amount of water, gas and electric current consumed for any such use. The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by the Tenant and Tenant agrees to pay Landlord, as additional rent promptly upon demand therefor by Landlord, for all such water, gas and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, gas and electric current so consumed. If a separate meter is not installed, such excess cost for such water, gas and electric current will be conclusively established by an estimate made by a utility company or electrical engineer selected by Landlord. Tenant shall not, without Landlord's prior written consent, use any machines or equipment which can exceed the capacity of any utility facilities now located within the Premises or the Building. If Tenant requires additional capacity, Tenant shall request Landlord to provide such capacity, which request Landlord may refuse in Landlord's sole discretion. If additional capacity is furnished, Tenant shall pay on demand and as additional rent the costs thereof, including without limitation installation, operation, repair and maintenance costs.

        18.      RULES AND REGULATIONS.      Tenant shall faithfully observe
and comply with the Rules and Regulations that Landlord shall from time to time promulgate for the Building and the Project, including without limitation rules and regulations relating to parking and, use of the Common Areas (the "Rules and Regulations"). Landlord reserves the right from time to time to make all reasonable modifications to said Rules and Regulations. The additions and modifications to these Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said Rules and Regulations by any other tenants or occupants. The current Rules and Regulations arc attached hereto as "Exhibit D".

        19. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term, with the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a Base Rent in the amount of one hundred fifty percent (150%) of the Base Rent in effect immediately preceding such expiration, plus all Rentals and other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy. In such case, either party may thereafter terminate this Lease at any time upon giving not less than thirty
(30) days written notice to the other party. For any possession of the Premises after the Lease expiration without Landlord's consent, Tenant shall be liable for all detriment proximately caused by Tenant's possession, including without limitation, attorneys' fees, costs and expenses, claims of any succeeding tenant founded on Tenant's failure to vacate and for payment to Landlord of the fair market rental value for the Base Rent for the Premises, together with such other Rentals provided in this Lease to the date Tenant actually vacates the Premises, and such other remedies as are provided by law, in equity or under this Lease, including without limitation punitive damages recoverable under California Code of Civil Procedure Section 1174.

        20. ENTRY BY LANDLORD. Landlord reserves and shall at any and all reasonable times have the right to enter the Premises, inspect the same, supply any service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers, mortgagees, lenders or tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Building that Landlord may deem necessary or desirable, without any abatement of Rentals, and may for such purposes erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that in a non-emergency situation the entrance to the Premises shall not be unreasonably blocked thereby and the business of the Tenant shall not be interfered with unreasonably. The Premises shall be shown to prospective tenants during the last six (6) months of the lease term or if Tenant provides Landlord with notice at any time during the notice period as stated in Addendum No. 2. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, without liability to Tenant except as otherwise expressly provided elsewhere in this Article. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. If Tenant has removed substantially all of Tenant's property from the Premises, Landlord may, without abatement of Rentals, enter the Premises for alteration, renovation or decoration during the last thirty (30) days of the Tenn. With respect to any entry by Landlord into the Premises, Landlord shall be liable to Tenant solely for physical damage caused to Tenant's personal properly located within the Premises to the extent such damage is caused by Landlord's active negligence or willful misconduct and such damage is neither insured against nor required to be insured against by Tenant pursuant to this Lease, and only with respect to an entry in a non-emergency situation. In no event shall Landlord have any liability to Tenant for any other damages caused by Landlord's entry into the Premises. Tenant hereby waives any claim for damages or for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other damage or loss occasioned thereby.

        21.      RECONSTRUCTION.    If the Premises are damaged and rendered
substantially untenantable, or if the Building is damaged (regardless of damage to the Premises) or destroyed, Landlord may, within ninety (90) days after the casually, notify Tenant of Landlord's election not to repair, in which event this Lease shall terminate at the expiration of the ninetieth
(90th) day. If Landlord elects to repair the damage or destruction, this Lease shall remain in effect and the then current Base Rent and Tenant's Percentage Share of Office Project Taxes and Operating Expenses shall be proportionately reduced during the period of repair. The reduction shall be based upon the extent to which the making of repairs interferes with Tenant's business conducted in the Premises, as reasonably determined by Landlord. All other Rentals due hereunder shall continue unaffected, and Tenant shall have no claim against Landlord for compensation for inconvenience or loss of business during any period of repair or reconstruction. Tenant shall continue the operation of its business on the Premises during any period of reconstruction or repair to the extent reasonably practicable from the standpoint of prudent business management. Upon Landlord's election to repair, Landlord shall diligently repair the damage to the extent of insurance proceeds available to Landlord. Landlord shall not be required to repair or replace, whether injured or damaged by fire or other cause, any items required to be insured by Tenant under this Lease including Tenants fixtures, equipment, merchandise, personal property, inventory, panels, decoration, furniture, railings, floor covering, partitions or any other improvements, alterations, additions, or property made or installed by Tenant to the Premises, and Tenant shall be obligated to promptly rebuild or restore the same to the same condition as they were in immediately before the casualty. Tenant hereby waives all claims for loss or damage to the foregoing. Tenant waives any rights to terminate this Lease if the Premises are damaged or destroyed, including without limitation any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the Civil Code of California, as amended from time to time, and the provisions of any similar law hereafter enacted. If the Lease is terminated by Landlord pursuant to this Article 21, the unused balance of the Security Deposit and any Rentals unearned as of the effective date of termination shall be refunded to Tenant. Tenant shall pay to Landlord any Rentals or other charges due Landlord under the Lease, prorated as of the effective date of termination. Notwithstanding anything to the contrary in this Lease, if the damage is due to the fault or neglect of Tenant or Tenant's Agents, there shall be no abatement of Base Rent or any other Rentals.

    Notwithstanding the foregoing, if less than thirty-three percent (33%) of the Rentable Area of the Building is damaged from an insured casualty and the insurance proceeds actually available to Landlord for reconstruction (net of costs to recover such proceeds and after all claimants thereto including lienholders have been satisfied or waive their respective claims) ("Net Insurance Proceeds") are sufficient to completely restore the Building, Landlord agrees to make such repairs and continue this Lease in effect. If, upon damage of less than thirty-three percent (33%) of the Rentable Area of the Building them arc not sufficient insurance proceeds actually available to allow Landlord to completely restore the Building, Landlord shall not be obligated to repair the Building and the provisions of the first paragraph of this Article 21 shall control.

    Tenants shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, or for any damage to Tenant's business, or any inconvenience or annoyance occasioned by such damage, or by any repair, reconstruction or restoration by Landlord, or by any failure of Landlord to make any repairs, reconstruction or restoration under this Article or any other provision of this Lease.

    22.     DEFAULT.     The occurrence of any one or more of the following
events shall constitute a material default and breach of this Lease by Tenant:

         a. Tenant's failure to pay when due Base Rent, or any other Rentals or other sums payable hereunder;

         b.      Tenant's failure to occupy and use the Premises for thirty
(30) consecutive days, which failure shall be deemed an abandonment of the Premises by Tenant.

         c. Commencement, and continuation for at least thirty (30) days, of any case, action, or proceeding by, against, or concerning Tenant, or any guarantor of Tenant's obligations under this Lease ("Guarantor"), under any federal or state bankruptcy, insolvency, or other debtor's relief law, including without limitation, (i) a case under Title 11 of the United States Code concerning Tenant or Guarantor, whether under Chapter 7, 11, or 13 of such Title or under any other Chapter, or (ii) a case, action, or proceeding seeking Tenant's or a Guarantor's financial reorganization or an arrangement with any of Tenant's or a Guarantors creditors;

         d. Voluntary or involuntary appointment of a receiver, trustee, keeper, or other person who takes possession for more than thirty (30) days of substantially all of Tenant's or a Guarantor's assets, or of any asset used in Tenant's business on the Premises, regardless of whether such appointment is as a result of insolvency or any other cause;

         e. Execution of an assignment for the benefit of creditors of substantially all assets of Tenant or a Guarantor available by law for the satisfaction of judgment creditors;

         f. Commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) the entity of Tenant or a Guarantor, if Tenant or such Guarantor is a corporation or a partnership;

         g. Levy of a writ of attachment or execution on Tenant's interest under this Lease, if such writ continues for a period of ten (10) days;

         h. Any Transfer or attempted Transfer of this Lease by Tenant contrary to the provisions of Article 13 above;

         i. With respect to any report that Tenant is required to submit hereunder, the submission by Tenant of any false report;

         j. The use or occupancy of the Premises for any use or purpose not specifically allowed by the terms of this Lease; or

         k. Breach by Tenant of any term, covenant, condition, warranty, or provision contained in this Lease or of any other obligation owing or due to Landlord other than as described in subsections 22a., b., c., d., e., f., g., h., i., or j. of this Article 22, where such failure shall continue for the period specified in this Lease or if no such period is specified, for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion, and if Tenant provides Landlord with such security as Landlord may require to fully compensate Landlord for any loss or liability to which Landlord might be exposed.

      23. REMEDIES UPON DEFAULT. Upon any default or breach by Tenant, or at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have hereunder or otherwise at law or in equity by reason of such default or breach Landlord may do the following:

         a.      TERMINATION OF LEASE.       Landlord may terminate this
Lease or Tenant's right to possession of the Premises by notice to Tenant or any other lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant:

                    (i) The worth at the time of award of the unpaid Rentals which had been earned at the time of termination;

                    (ii) The worth at the time of award of the amount by which the unpaid Rentals which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                    (iii) The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid Rentals for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                    (iv) Any other amounts necessary to compensate Landlord for detriment proximately caused by the default by Tenant or which in the ordinary course of events would likely result, including without limitation the reasonable costs and expense incurred by Landlord for:

                          (A)    Retaking possession of the Premises;

                          (B)    Cleaning and making repairs and alterations
(including installation of leasehold improvements, whether or not the same shall be funded by a reduction of rent, direct payment or otherwise) necessary to return the Premises to good condition and preparing the Premises for reletting;

                          (C)    Removing, transporting, and storing any of
Tenant's property left at the Premises (although Landlord shall have no obligation to remove, transport, or store any of the property);

                          (D)    Reletting the Premises, including without
limitation, brokerage commissions, advertising costs, and attorneys' fees;

                          (E)    Attorneys' fees, expert witness fees and
court costs;

                          (F)    Any unamortized real estate brokerage
commissions paid in connection with this Lease; and

                          (G)    Costs of carrying the Premises, such as
repairs, maintenance, taxes and insurance premiums, utilities and security precautions, if any.

   The "worth at the time of award" of the amounts referred to in Articles 23a.(i) and 23a.(ii) is computed by allowing interest at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the 25th day of the month immediately preceding the default by Tenant, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended (the "Stipulated Rate").

   The computation of the amount of rental loss that could be or could have been reasonably avoided by Landlord pursuant to California Civil Code section 1951.2 shall take into account the use restrictions set forth in Paragraph 8.a. above except to the extent that Tenant proves that under all circumstances that enforcement of the use restriction would be unreasonable.

      b.       CONTINUATION OF LEASE.        Landlord may continue this Lease
in full force and effect, and the Lease shall continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all rights and remedies under this Lease including the right to collect all Rentals when due. During the period Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including without limitation, those items outlined in Article 23a. (i) through a. (iv), and other like costs. Reletting can be for a period shorter or longer than the remaining

Term. Tenant shall pay to Landlord all Rentals due under this Lease on the date the Rentals are due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease.

   The use restriction provided in Paragraph 8.a. above shall apply to Landlord's remedies under California Civil Code section 1951.4 except to the extent that Tenant proves that under all circumstances enforcement of the use restriction would be unreasonable.

               c.      OTHER REMEDIES.            Landlord may pursue any
other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State in which the Premises are located.

               d.      GENERAL.              The following shall apply to
Landlord's remedies:

               (i) No entry upon or taking of possession of the Premises or any part thereof by Landlord, nor any letting or subletting thereof by Landlord for Tenant, nor any appointment of a receiver, nor any other act of Landlord, whether acceptance of keys to the Premises or otherwise, shall constitute or be construed as an election by Landlord to terminate this Lease or Tenant's right to possession of the Premises unless a written notice of such election be given to Tenant by Landlord.

               (ii) If Landlord elects to terminate this Lease or Tenant's right to possession hereunder, Tenant shall surrender and vacate the Premises in broom clean condition, and Landlord may re-enter and take possession of the Premises and may eject all parties in possession or eject some and not others or eject none. Any personal property of or under the control of Tenant remaining on the Premises at the time of such re-entry may be considered and treated by Landlord as abandoned.

               (iii) Termination of this Lease or Tenant's right to possession by Landlord shall not relieve Tenant from any liability to Landlord under any provision of this Lease providing for any indemnification of Landlord by Tenant. Tenant shall indemnify Landlord for all personal injuries and property damage arising out of Tenant's use or occupancy of the Premises or any acts or omissions of Tenant or Tenant's Agents.

      24.      EMINENT DOMAIN.   If more than twenty-five percent (25%) of
the Premises is taken for any public or quasi-public use under the power of eminent domain (including without limitation a voluntary sale or transfer in lieu thereof), either party hereto shall have the right, at its option, to terminate this Lease by written notice to the other party given within ten
(10) days of the date of such taking, and Landlord shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made (the "Award") in connection with such taking, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If any part of the Building or the Project oilier than the Premises is so taken, Landlord shall have the right to its option to terminate this Lease, find in any such event Landlord shall be entitled to the entire Award whether or not this Lease is terminated. If this Lease is terminated as provided above: (i) the termination shall be effective as of the date upon which title to the Premises, the Building, the Project, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor, (ii) Landlord shall refund to Tenant any prepaid but unearned Rentals and the unused balance of the Security Deposit; and (iii) Tenant shall pay to Landlord any Rentals or other charges due Landlord under the Lease, prorated as of the date of taking.

   If twenty-five percent (25%) or less than twenty-five percent (25%) of the Premises is taken, or more than twenty-five percent (25%) thereof is so taken and neither party elects to terminate as herein provided, (i) Tenant shall receive from the Award that portion of the Award attributable to trade fixtures of Tenant located in the portion of the Premises taken which would otherwise have been removable by Tenant hereunder, to the extent the Award is not payable to the beneficiary or mortgagee of a deed of trust or mortgage affecting the Building and Landlord shall receive the balance of the Award; and (ii) the Base Rent thereafter to be paid hereunder for the Premises shall be reduced in the same ratio that the percentage of the Premises so taken bears to the aggregate rentable square feet in the Project immediately prior to the taking. In addition, if any portion of the Building is so taken and this Lease is not terminated by Landlord, Tenant's Percentage Share of Office Project Taxes and Operating Expenses shall be adjusted pursuant to Article 7.

   Notwithstanding this Article 24 above, upon a temporary taking of all or any portion of the Premises, the Lease shall remain in effect and Tenant shall continue to pay and be liable for all Rentals under this Lease. Upon such temporary taking, Tenant shall be entitled to any Award for the temporary use of the portion of the Premises taken which is attributable to the period prior to the date of Lease Termination, and Landlord shall be entitled to any portion of the Award for such use attributable to the period after Lease Termination. As used in this paragraph, a temporary taking shall mean a taking for a period of one year or less and does not include a taking which is to last for an indefinite period and/or which will terminate only upon the happening of a specified event unless it can be determined at the time of the taking when such event will occur.

      25.      OFFSET STATEMENT.    Tenant shall at any time and from time to
time within ten (10) days following request from Landlord execute, acknowledge and deliver to Landlord a statement in writing, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect); (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed; (iii) certifying the date Tenant entered into occupancy of the Premises and that Tenant is open and conducting business at the Premises; (iv) certifying the date to which Rentals and other charges are paid in advance, if any; (v) certifying the current amount of Base Rent due under the Lease; (vi) evidencing the status of this Lease as may be required either by a lender making a loan affecting or a purchaser of the Premises or any part of the Project from Landlord; (vii) warranting that if any beneficiary of any security instrument encumbering the Premises forecloses on the security instrument, such beneficiary shall not be liable for the Security Deposit; (viii) certifying that all improvements to be constructed on the Premises by Landlord are substantially completed, except for any punch list items which do not prevent Tenant from using the Premises for its intended use, and (ix) certifying such other mailers relating to this Lease and/or the Premises as may be requested by a lender making a loan to Landlord or a purchaser of the Premises or any part of the Project from Landlord. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Project or any interest therein. Tenant shall, within ten (10) days following request of Landlord, deliver such other documents including Tenant's financial statements as are reasonably requested in connection with the sale of, or loan to be secured by, any portion of the Project or any interest therein.

      26.      PARKING.          Tenant shall have the right to use the
number of nonexclusive parking spaces located within the Project designated in Article 1 (1.), subject to Landlord's right to relocate such parking area from time to time. Use of all parking spaces shall be subject to the Rules and Regulations established by Landlord which may be altered at any time and from time to time during the Term. Landlord reserves the right from time to time to make changes in the size, shape, location, amount, and extent of the Common Area (including but not limited to the parking areas) provided Tenant's access to the Premises is not materially impaired or precluded. Neither Tenant nor Tenant's Agents shall at any time use more parking spaces than the number so allocated to Tenant or park or permit the parking of their vehicles in any portion of the Project not designated by Landlord as a nonexclusive parking area. Tenant and Tenant's Agents shall not have the exclusive right to use any specific parking space. Notwithstanding the number of parking spaces designated for Tenant's nonexclusive use, if by reason of any rule, regulation, order, law, statute or ordinance of any governmental or quasi-governmental authority relating to or affecting parking on the Parcel, or any cause beyond Landlord's reasonable control, Landlord is required to reduce the number of parking spaces on the Parcel, Landlord shall have the right to proportionately reduce the number of Tenant's parking spaces and the nonexclusive parking spaces of other tenants of the Building. Landlord reserves the right in its absolute discretion: to determine whether parking facilities are becoming overcrowded and in such event to re-allocate parking spaces among Tenant and other tenants of the Project; to have any vehicles owned by Tenant or Tenant's Agents which are parked in violation of the provisions of this Article 26 or Landlord's Rules and Regulations relating to parking, towed away at Tenant's cost. If Landlord elects or is required by any law to limit or control parking in the Project, by validation of parking tickets or any other method, Tenant agrees to participate in such validation or other program under such reasonable Rules and Regulations as are from time to time established by Landlord. Landlord shall have the right to close all or any portion of the parking areas at reasonable times for any purpose, including, without limitation, the prevention of a dedication thereof, or the accrual of rights in any person or the public therein. Employees of Tenant shall be required to park in areas designated for employee parking, if any. The parking areas shall not be used by Tenant or Tenant's Agents for any purpose other than the parking of motor vehicles and the ingress and egress of pedestrians and motor vehicles.

      27.      AUTHORITY.        If Tenant is a corporation (or partnership),
each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation (or on behalf of said partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, upon execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease. If Tenant fails to deliver such resolution to Landlord upon execution of this Lease, Landlord shall not be deemed to have waived its right to require delivery of such resolution, and at any time during the Term Landlord may request Tenant to deliver the same, and Tenant agrees it shall thereafter promptly deliver such resolution to Landlord. If Tenant is a corporation, Tenant hereby represents, warrants, and covenants that (i) Tenant is a valid and existing corporation; (ii) Tenant is qualified to do business in California; (iii) all fees and all franchise and corporate taxes of Tenant are paid to date, and will be paid when due; (iv) all required forms and reports will be filed when due; and (v) the signers of this Lease are properly authorized to execute this Lease on behalf of Tenant and to bind Tenant hereto.

      28.      SURRENDER OF PREMISES.

          a.   CONDITION OF PREMISES.        Tenant shall, upon Lease
Termination surrender the Premises broom clean, trash free, and in good condition, reasonable wear and tear, and insured casualties to the extent of Net Insurance Proceeds recovered by Landlord, alone excepted. By written notice to Tenant, Landlord may elect to cause Tenant to remove from the Premises or cause to be removed, at Tenant's expense, any logos, signs, notices, advertisements or displays placed on the Premises by Tenant. If the Premises are not surrendered as required by this Article 28, Tenant shall indemnify Landlord from any loss or liability resulting from Tenant's failure to comply with the provisions of this Article 28, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

          b. REMOVAL OF PERSONAL PROPERTY. Tenant shall remove all its personal properly from the Premises upon Lease Termination, and shall immediately repair all damage to the Premises, Building and Common Area caused by such removal. Any personal property remaining on the Premises after the Lease Termination may be packed, transported, and stored at a public warehouse at Tenant's expense. If after Lease Termination and, within ten
(10) days after written demand by Landlord, Tenant fails to remove Tenant's personal property or, if removed by Landlord, fails to pay the removal expenses, the personal property may be deemed abandoned property by Landlord and may be disposed of as Landlord deems appropriate. Tenant shall repair any damage to the Premises caused by or in connection with the removal of any personal property, including without limitation, the floor, and patch and paint the walls, when required by Landlord, to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense. The provisions of this
Article 28 shall survive Lease Termination.

      29. LANDLORD DEFAULT AND MORTGAGEE PROTECTION. Landlord shall not be in default under this Lease unless Tenant shall have given Landlord written notice of the breach, and, within thirty (30) days after notice, Landlord has not cured the breach or, if the breach is such that it cannot reasonably be cured under the circumstances within thirty (30) days, has not commenced diligently to prosecute the cure to completion. Any money judgment obtained by Tenant based upon Landlord's breach of this Lease shall be satisfied only out of the proceeds of the sale or disposition of Landlord's interest in the Building (whether by Landlord or by execution of judgment). Upon any default by Landlord under this Lease, Tenant shall give notice by registered mail to any beneficiary or mortgagee of a deed of trust or mortgage encumbering the Premises and/or any portion of the Project, whose address shall have been furnished to it, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises and/or Project by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

      30. RIGHTS RESERVED BY LANDLORD. Landlord shall have the exclusive right in its sole discretion, without abatement of Rentals and without limiting Landlord's other rights under this Lease, to (i) designate the name, address, or other designation of the Building and/or Project, without notice or liability to Tenant; (ii) close entrances, doors corridors, elevators, escalators or other Building facilities or temporarily abate their operation, provided same do not unreasonable interfere with the operation of Tenants business, or use by Tenant of Premises. (iii) change or revise the Business Hours of the Building; and/or (iv) expand, suspend, close, eliminate, adjust, or replace any portion of any Project or any services within any portion of the Project.

      31. PLATS AND RIDERS. Clauses, plats and riders, if any, signed by the Landlord and the Tenant and endorsed on or affixed to this Lease are a part hereof.

      32       WAIVER.           No covenant, term or condition in this Lease
or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed. Any waiver of the breach of any covenant, term or condition herein shall not be deemed be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing. The acceptance by Landlord of any sum less than that which is required to be paid by Tenant shall be deemed to have been received only on account of the obligation for which it is paid (or for which it is allocated by Landlord, in Landlord's absolute discretion, if Tenant does not designate the obligation as to which the payment should be credited), and shall not be deemed an accord and satisfaction notwithstanding any provisions to the contrary written on any check or contained in a letter of transmittal. Landlord's efforts to mitigate damages caused by any default by Tenant shall not constitute a waiver of Landlord's right to recover damages for any default by Tenant. No custom or practice which may arise between the parties hereto in the administration of the terms hereof shall be construed as a waiver or diminution of Landlord's right to demand performance by Tenant in strict accordance with the terms of this Lease.

      33.      NOTICES.          All notices, consents and demands which may
or are to be required or permitted t0 be given by either party to the other hereunder shall be in writing. All notices, consents and demands by Landlord to Tenant shall be personally delivered or sent by United States Mail, postage prepaid, addressed to Tenant as designated in Article 1m., or to such other place as Tenant may from time to time designate in a notice to Landlord pursuant to this Article 33. All notices and demands by Tenant to Landlord shall be personally delivered or sent by United States Mail, postage prepaid, addressed to Landlord as designated in Article lm., or to such other person or place as Landlord may from time to time designate in a notice to Tenant pursuant to this Article 33. Mailed notices shall be deemed delivered twenty-four (24) hours after deposit in the United States mail as required by this Article 33. Notwithstanding the foregoing, any legal notices required to be sent one party to the other (including, without limitation, a notice pursuant to California Code of Civil Procedure Section 1161) shall be delivered in the manner required by law.

      34.      JOINT OBLIGATIONS.   If Tenant consists of more than one
person or entity, the obligations of each Tenant under this Lease shall be joint and several.

      35.      MARGINAL HEADINGS.            The captions of paragraphs and
articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

      36.      TIME              Time is of the essence of this Lease and
each and all of its provisions in which performance is a factor except as to the delivery of possession of the Premises to Tenant.

      37.       SUCCESSORS AND ASSIGNS.           The covenants and
conditions herein contained, subject to the provisions of Article 13, apply to and bind the heirs, successors, executors, administrators, legal representatives and assigns of the parties hereto.

      38.      RECORDATION.         Upon request by Landlord, Tenant shall
execute and acknowledge a short form of this Lease in form for recording which may be recorded at Landlord's election. Tenant shall not record this Lease or a short form or memorandum hereof without the prior written consent of Landlord.

      39. QUIET POSSESSION. Upon Tenant paying the Rentals reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term, subject to all the provisions of this Lease and subject to any ground or underlying leases, mortgages or deeds of trust now or hereafter affecting the Premises or the Building and the rights reserved by Landlord hereunder.

      40.      LATE CHARGES: ADDITIONAL RENT AND INTEREST.

          a.   LATE CHARGES.     Tenant acknowledges that late payment, by
Tenant to Landlord of Rentals or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which are impracticable or extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and !ate charges which may be imposed upon Landlord by the terms of any mortgage or trust deed covering the Premises or any part of the Project. Accordingly, if any installment of Rentals or any other sum due from Tenant is not received by Landlord or Landlord's designee within three (3) business days after the due date, then Tenant shall pay to Landlord, in each case, a late charge equal to ten percent (10%) of such overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the cost and damages that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charges by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies under this Lease.

          b.   ADDITIONAL RENT AND INTEREST.      All taxes, charges, costs,
expenses and other amounts which Tenant is required to pay hereunder, including without limitation Tenant's Percentage Share of Office Project Taxes and Operating Expenses, and all interest and charges (including late charges) that may accrue thereon upon Tenant's failure to pay the same and all damages, costs and expenses which Landlord may incur by reason of any default by Tenant shall be deemed to be additional rent hereunder. Upon nonpayment by Tenant of any additional rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of Base Rent. The term "Rentals" as used in this Lease is defined as Base Rent and all additional rent. Any payment due from Tenant to Landlord, including but not limited to Base Rent and all additional rent shall bear interest from the thirtieth (30th) day after the same is due until paid, at the Stipulated Rate. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts. All Rentals and other monies due under this Lease shall survive Lease Termination. Interest on Rentals past due as provided herein shall be in addition to the late charges levied pursuant to Article 40a. above. All Rentals shall be paid to Landlord, in lawful money of the United States of America which shall be legal tender at the time of payment, at the address of Landlord as provided herein, or to such other person or at such other place as Landlord may from time to time designate in writing. If at any time during the Term Tenant pays any Rentals due hereunder by check, which check is dishonored or is returned for insufficient funds, Landlord shall have the right, in addition to any other rights or remedies Landlord may have hereunder, to require that Rentals thereafter be paid in cash or by cashier's or certified check.

               41.      PRIOR AGREEMENTS.         This Lease contains all of
the agreements of the parties hereto with respect to the Premises, this Lease or any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on Landlord until fully executed by Landlord.

               42.     INABILITY TO PERFORM.           This Lease and the
obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, Acts of God, or any other cause, similar or dissimilar, beyond the reasonable control of the Landlord.

      43. ATTORNEYS' FEES. If either party to this Lease shall bring an action to interpret or enforce this agreement or for any relief against the other, including, but not limited to, declaratory relief or a proceeding in arbitration, the losing party shall pay to the prevailing party a reasonable sum for attorney's fees, expert witness fees and other costs incurred in such action or proceeding. Additionally, the prevailing party shall be entitled to all additional attorney's fees and costs in enforcing and collecting any such judgement or award. Any judgement or order entered in such action shall contain a specific provision providing for the recovery of attorney's fees and costs incurred in enforcing such award or judgement.

      44. SALE OF PREMISES BY LANDLORD/LIMITATION OF LIABILITY Upon a sale or conveyance by the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) of Landlord's interest in the Building other than a transfer for security purposes only, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be relieved, from and after the date of such transfer, of all obligations and liabilities accruing thereafter on the part of Landlord, provided that any funds in the hands of Landlord or the then grantor at the time of transfer and in which Tenant has an interest, less any deductions permitted by law or this Lease, shall be delivered to Landlord's successor. Following such sale or conveyance by Landlord or the then grantor, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale or conveyance and Tenant agrees to attorn to the purchaser or assignee. If the Landlord herein is a partnership, it is understood and agreed that any claim by Tenant on Landlord shall be limited as described in Article 29, and furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner.

      45.      SUBORDINATION/ATTORNMENT.     This Lease, at Landlord's
option, shall be subject and subordinate to all ground or underlying leases which now exist or may hereafter be executed affecting any portion of the Project and to the lien of any mortgages or deeds of trust (including all advances thereunder, renewals, replacements, modifications, supplements, consolidations, and extensions thereof) in any amount or amounts whatsoever now or hereafter placed on or against any portion of the Project or on or against Landlord's interest or estate therein, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Tenant covenants and agrees to execute and deliver upon demand and without charge therefor, such further instruments evidencing the subordination of this Lease to such ground or underlying leases and/or to the lien of any such mortgages or deeds of trusts as may be required by Landlord or a lender making a loan affecting the Project; provided that if Tenant attorns as required below, then with respect to any ground or underlying leases, mortgages or deeds of trust not existing as of the date this Lease is signed by Landlord and Tenant, the lessor, mortgagee or beneficiary, as applicable, under such mortgage or deed of trust or lessor under such ground or underlying lease shall agree in writing that so long as Tenant is not in default under this Lease, this Lease shall not be terminated upon any foreclosure or any termination of the underlying lease (other than a termination due to its natural expiration). Failure of Tenant to execute such instruments evidencing subordination of this Lease shall constitute a default by Tenant under this Lease. If any mortgagee, beneficiary or lessor elects to have this Lease prior to the lien of its mortgage, deed of trust or lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or lease, whether this Lease is dated prior orsubsequent to the date of said mortgage, deed of trust or lease or the date of the recording thereof.

      If any proceedings are brought to terminate any ground or underlying leases or for foreclosure, or upon the exercise of the power of sale, under any mortgage or deed of trust covering any portion of the Project, Tenant shall attorn to the lessor or purchaser upon any such termination, foreclosure or sale and recognize such lessor or purchaser as the Landlord under this Lease provided that such lessor or purchaser agrees that so long as Tenant is not in default hereunder and attorns as required above, this Lease shall remain in full force and effect for the full term hereof after any such termination, foreclosure or sale.

      46.      NAME.   Tenant shall not use any name, picture or
representation of the Building or Project for any purpose other than as an address of the business to be conducted by the Tenant in the Premises.

      47.      SEVERABILITY.   Any provision of this Lease which proves to be
invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this Lease and all such other provisions shall remain in full force and effect; however, if Tenant's obligation to pay the Rentals is determined to be invalid or unenforceable, this Lease shall terminate at the option of Landlord.

      48. CUMULATIVE REMEDIES. Except as otherwise expressly provided in this Lease, no remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

      49.      CHOICE OF LAW.    This Lease shall be governed by the laws of
the State in which the Premises are located.

      50.      SIGNS.   Tenant shall not inscribe, paint, affix or place any
sign, awning, canopy, advertising matter, decoration or lettering upon any portion of the Premises, including, without limitation, any exterior door, window or wail, without Landlord's prior written consent.

      51.      GENDER AND NUMBER.   Wherever the context so requires, each
gender shall include any other gender, and the singular number shall include the plural and vice-versa.

      52.      CONSENTS.         Whenever the consent of Landlord is required
herein, the giving or withholding of such consent in any one or any number of instances shall not limit or waive the need for such consent in any other or future instances. Any consent given by Landlord shall not be binding upon Landlord unless in writing and signed by Landlord or Landlord's agents. Except with respect to consent required in connection with an assignment or subletting pursuant to Article 13 (which assignment or subletting shall be governed by Article 13), but notwithstanding any other provision of this Lease, where Tenant is required to obtain the consent of Landlord to do any act, or to refrain from the performance of any act, Tenant agrees that if Tenant is in default with respect to any term, condition, covenant or provision of this Lease, then Landlord shall be deemed to have acted reasonably in withholding its consent if said consent is, in fact, withheld.

      53.      BROKERS.          Tenant warrants that it has had no dealing
with any real estate broker or agents in connection with the negotiation of this lease excepting only the broker or agent designated in Article 1n., and that it knows of no other real estate broker or agent who is entitled to or can claim a commission in connection with this Lease. Tenant warrants that with respect to the broker or agent designated in Article 1n., Tenant has not incurred any obligation for the payment of any real estate brokerage commissions which would be earned or due and payable by reason of the execution of the Lease. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorney's fees) with respect to any alleged leasing commission or equivalent compensation alleged to be owing on account of Tenant's dealings with any real estate broker or agent. Landlord warrants that it will pay the brokerage commission by separated agreement.

      54.      SUBSURFACE AND AIRSPACE.      This Lease confers on Tenant no
rights either with respect to the subsurface of the Parcel or with regard to airspace above the top of the Building or above any paved or landscaped areas on the Parcel or Common Area and Landlord expressly reserves the right to use such subsurface and airspace areas, including without limitation, the right to perform construction work thereon and in regard thereto. Any diminution or shutting off of light, air or view by any structure which may be erected by Landlord on those portions of the Parcel, Common Area and/or Building reserved by Landlord shall in no way affect this Lease or impose any liability on Landlord. Landlord shall have the exclusive right to use all or any portion of the roof, side and rear walls of the Premises and Building for any purpose. Tenant shall have no right whatsoever to the exterior of exterior walls or the roof of the Premises or any portion of the Project outside the Premises except as provided in Article 55 of this Lease.

      55.      COMMON AREA.      As used in this Lease, "Common Area" shall
mean that portion of the Building, Project and Parcel and all those facilities within the Property boundary of Parcel and within the Building designated by Landlord for the nonexclusive use of Tenant in common with other authorized users, including, but not limited to, vehicle parking areas, driveways, sidewalks, landscaped areas, toilets and lavatories, entrances, lobbies, halls, atriums, corridors, stairways, passenger elevators and service areas (collectively the '"Common Area"). Landlord hereby grants to Tenant and Tenant's Agents the nonexclusive right to use the Common Area in common with Landlord, Landlord's agents, tenants of the Building and the Project, other authorized users and their agents, subject to the provisions of this Lease. This right to use the

Common Area shall terminate upon Lease Termination. As used in this Lease, "Common Area" shall collectively mean the following:

          a. RETAIL COMMON AREA. "Retail Common Area" shall mean that portion of the Common Area reasonably determined by Landlord from time to time to be of primary benefit to the Retail Space;

          b. OFFICE COMMON AREA. "Office Common Area" shall mean that portion of the Common Area reasonably determined by Landlord from time to time to be of primary benefit to the Office Space; and

          c. SHARED COMMON AREA. "Shared Common Area" shall mean that portion of the Common Area which is neither Retail Common Area nor Office Common Area.

          d.   EXTERIOR COMMON AREA.         "Exterior Common Area" shall
mean that portion of the Common Area within the Project that is not located within the Building.

      56. LABOR DISPUTES. If Tenant becomes involved in or is the object of a labor dispute which subjects the Premises or any part of the Project to any picketing, work stoppage, or other concerted activity which in the reasonable opinion of Landlord Is m any manner detrimental to the operation of any part of the Project or its tenants, Landlord shall have the right to require Tenant, at Tenant's own expense and within a reasonable period of time specified by Landlord, to use Tenant's best efforts to either resolve such labor dispute or terminate or control any such picketing, work stoppage or other concerted activity to the extent necessary to eliminate any interference with the operation of the Project or its tenants. To the extent such labor dispute interferes with the performance of Landlord's duties hereunder, Landlord shall be excused from the performance of such duties and Tenant hereby waives any and all claims against Landlord for damages or losses in regard to such duties. Nothing contained in this Article 56 shall be construed as placing Landlord in an employer-employee relationship with any of Tenant's employees or with any other employees who may be involved in such labor dispute. Tenant shall hold Landlord harmless and indemnify Landlord from any liability (including attorneys' fees) arising from any labor dispute in which Tenant is involved and which affects the Premises or any pan of the Project.

      57.      CONDITIONS.       All agreements by Tenant contained in this
Lease, whether expressed as covenants or conditions, shall be construed to be both covenants and conditions, conferring upon Landlord, upon a breach thereof, the right to terminate this Lease.

      58.      TENANT'S FINANCIAL STATEMENTS.     Tenant hereby warrants that
all financial statements delivered by Tenant to Landlord prior to the execution of this Lease by Tenant, or that shall be delivered in accordance with the terms hereof, are or shall be at the time delivered true, correct, and complete, and prepared in accordance with generally accepted accounting principles. Tenant acknowledges and agrees that Landlord is relying on such financial statements in accepting this Lease, and that a breach of Tenant's warranty as to such financial statements shall constitute a default by Tenant.

      59.      LANDLORD NOT A TRUSTEE.       Landlord shall not be deemed to
be a trustee of any funds paid to Landlord by Tenant (or held by Landlord for Tenant) pursuant to this Lease. Landlord shall not be required to keep any such funds separate from Landlord's general funds or segregated from any funds paid to Landlord by (or held by Landlord for) other tenants of the Building. Any funds held by Landlord pursuant to this Lease shall not bear interest.

      60. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

      61.      NO PARTNERSHIP OR JOINT VENTURE.   Nothing in this Lease shall
be construed as creating a partnership or joint venture between Landlord, Tenant, or any other party, or cause Landlord to be responsible for the debts or obligations of Tenant or any other party.

      62.      LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS.       Except
as otherwise expressly provided herein, if Tenant at any time fails to make any payment or perform any other act on its pan to be made or performed under this Lease, Landlord may upon ten (10) days written notice to Tenant, but shall not be obligated to, and without waiving or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent that Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All SUMS so paid by Landlord and all penalties, interest and costs m connection therewith shall be due and payable by Tenant to Landlord as additional rent upon demand.

      63. PLANS. Tenant acknowledges that any plan of the Project which may have been displayed or furnished to Tenant or which may be a part of Exhibit "A" or Exhibit "B-1" is tentative; Landlord may from time to time change the shape, size, location, number, and extent of the improvements shown on any such plan and eliminate or add any improvements to the Project in Landlord's sole discretion.

      64.      RELOCATION.

          a.    RELOCATION PRIOR TO POSSESSION.   Prior to delivery of
possession of the Premises to Tenant pursuant to Article 4a., the Landlord shall have the right to elect to relocate the a Premises to another part of the Building in accordance with the following:

         (i) The relocated Premises shall be substantially the same in size, dimensions, configuration, decor, and nature as the Premises described
in this Lease, and shall be    placed in that condition at Landlord's cost.

         (ii) The physical relocation of the Premises shall be accomplished at Landlord's cost.

        (iii) Landlord shall give Tenant at least fifteen (15) days notice of Landlord's intention to relocate the Premises.

         (iv) If the relocation has not been completed as of the Commencement Date set forth in Article 3, Rentals shall be abated beginning on the Commencement Date and continuing until the date that the relocated Premises are delivered to Tenant.

         (v) All reasonable costs incurred by Tenant which are directly related to the relocation, including but not limited to the costs of reasonable quantities of new stationery and business cards for which address changes are required, customary advertising then in use, and the cost of address changes to directories and similar items in which tenant is customarily and actually advertising at the date of Landlord's notice to Tenant of the proposed relocation, shall be paid by Landlord in a sum not-to-exceed in the aggregate the amount designated in Article 1o.

         (vi) If the relocated Premises are smaller or larger than the Premises as they existed before the relocation, Base Rent shall be adjusted to a sum computed by multiplying the Base Rent by a fraction, the numerator of which shall be the Rentable Area in the relocated Premises, and the denominator of which shall be the Rentable Area in the Premises before relocation.

        (vii) Tenant may not terminate this Lease as a result of Landlord's election to relocate the Premises pursuant to this Article 64a.

      b. RELOCATION AFTER POSSESSION. At any time after delivery of possession of the Premises to Tenant pursuant to Article 4a., Landlord shall have the right to relocate the Premises to another part of the Building in the same manner and upon the same terms and conditions set forth in Section 64a. except:

         (i) Landlord shall give Tenant sixty (60) days notice of Landlord's intention to relocate the Premises.

         (ii) Within said sixty (60) day period Tenant shall have the right to accept or reject the proposed relocation.

         (iii) If Tenant rejects the proposed relocation or fails to unequivocally accept, in writing, the proposed relocation within said sixty
(60) day period, Landlord shall have the right, exercisable by written notice to Tenant within thirty (30) days after the expiration of said sixty (60) day period, to cancel and terminate this Lease; such termination to be effective as of any date chosen by Landlord and specified in Landlord's notice of termination but not less than sixty (60) days after the date of Landlord's notice of termination. If Landlord does not deliver its notice of termination within said thirty (30) day period, this Lease shall remain in full force and effect for the balance of the Term remaining hereunder as to the Premises then occupied by Tenant and Tenant shall not be required to relocate.

      c.        NEW PREMISES.    Upon any relocation pursuant to Articles
64a. or 64b., the relocated Premises shall become the Premises leased by Tenant hereunder and all references in this Lease to the "Premises" shall refer thereto.

      65. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY ON ANY CAUSE OF ACTION, CLAM, COUNTER-CLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

      66. MISCELLANEOUS. In order to accommodate the specialized equipment, improvements, systems, and/or components (collectively, "Specialized Improvements") of another tenant or tenants of the Building, Landlord shall from time to time, have rise right to recapture those portions of the Premises which are, as Landlord reasonably determines, necessary for the installation of such Specialized Improvements, which right shall be subject to the following:

                a. Landlord shall provide Tenant with thirty (30) days prior written notice of Landlord's intent to install any Specialized Improvements, within the Premises;

                b. The recaptured area of the Premises shall not exceed more than five percent (5%) of the Premises;

                c. The recaptured area of the Premises shall be located such that it will not unreasonably interfere with Tenant or Tenant's business within the Premises;

                d. The installation and operation of any Specialized Improvements shall be carried out in a manner so as to provide the least interference with Tenant's use and enjoyment of the Premises;

                e. The installation of the Specialized improvements shall be completed at Landlord's cost; and Landlord shall, subject to Article 20, have the right to enter upon the Premises to install and maintain any Specialized improvements; and

                f. Upon any recapture as provided herein, Base Rent and Tenant's Percentage Share of office Project Taxes and Operating Expenses shall be proportionately reduced based upon the adjusted rentable square footage of the Premises.

      67.       JOINT PARTICIPATION.         Landlord and Tenant hereby
acknowledge that both parties have been represented by counsel in connection with this Lease and that both panics have participated in the negotiation and drafting of all of the terms and provisions hereof. By reason of this joint participation, no term or provision of this Lease will be construed against either party as the "drafter" thereof, which terms and provisions shall include, without limitation, Section 14 hereof.

   IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE LANDLORD OR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTIONS RELATING THERETO.

         "LANDLORD":          EAGLE SQUARE PARTNERS,
                          A CALIFORNIA LIMITED PARTNERSHIP

                          BY:    SUNSET RIDGE DEVELOPMENT CO., INC.
                                 A CALIFORNIA CORPORATION, ITS GENERAL PARTNER
                          By:    PROM Management Group, Inc.,
                                 a California corporation
                                 as Agent for Owner

                          By:
                             ------------------------------------------
                                 Vicki R. Mullins
ADDRESS:                         Its Chief Financial Officer
2600 CAMPUS DRIVE
SUITE 200
SAN MATEO, CA 94403



         "TENANT"         QCS CORPORATION, A DELAWARE CORPORATION

                          By:
                             -----------------------------------
                          Title:
                                --------------------------------

ADDRESS:

650 CASTRO STREET
SUITE 210
MOUNTAIN VIEW, CA 94041

Dated:
      ------------------------------------

                                     EXHIBIT "A"
                                        [MAP]

                                     "EXHIBIT B"
                                        [MAP]

                                     "EXHIBIT C"

                         FINISH ALLOWANCE OFFICE WORK LETTER

                                     CITY CENTRE
                                  650 CASTRO STREET
                              MOUNTAIN VIEW, CALIFORNIA

Date:   July 20, 1995

Gentlemen:

The undersigned (hereinafter referred to as "Landlord") and you (hereinafter referred to as "Tenant") have executed that certain office lease covering the premises known as City Centre, 650 Castro Street, Suite 210 Mountain View, California (hereinafter referred to as the "Premises"). The purpose of this Work Letter is to set forth our mutual obligations with regard to the alteration and improvement of the Premises.

1.    PLANS AND SPECIFICATIONS.

   Within ten (10) days from the execution hereof, Tenant shall furnish to Landlord an approved space drawing, including any such changes therein, and any other information which Landlord's architect may require for the preparation of working drawings and specifications relating to the improvements to be constructed or installed upon the Premises to adopt them for use by Tenant. Upon receipt by Landlord of such information, Landlord shall cause to be prepared drawings and specifications for the improvement and alteration of the Premises. Upon completion of said drawings and specifications, Landlord shall furnish a copy thereof to Tenant. Any improvements or changes beyond the approved working drawings and specifications shall be at the sole cost and expense of the Tenant.

2.    TENANT IMPROVEMENT ALLOWANCE.

   Landlord will provide to Tenant improvements as per Addendum #1 of the Addenda to Lease.

3.    SUBSTITUTIONS AND ADDITIONAL IMPROVEMENTS.

      Tenant shall pay Landlord any and all additional costs resulting from the selection of different or additional materials not covered in the Tenant Improvement Allowance, or requirements of improvements in excess of the Tenant Improvement Allowance. The additional costs established by Landlord are to include supervision and overhead.

   Any and all costs for working drawings shall be included in the Tenant Improvement Allowance. Any changes to the working drawings for specifications requested by Tenant alter it has been approved by both parties as described in paragraph I above, shall be paid for by the Tenant.

   No changes shall be made in any work or materials until Landlord has submitted an estimate to Tenant in writing of fire increased cost thereof, and Landlord and Tenant have agreed in writing on the increased cost of such different work or materials in excess of the cost of the Tenant Improvement Allowance. If Tenant shall fail to approve such estimate in writing within seven (7) days after the submission thereof, such failure is to be deemed a disapproval thereof and Landlord's contractor shall neither proceed with the proposed change or additional work nor with the work affected thereby. Tenant acknowledges that the provisions of Paragraph 4 apply to all delays resulting from Tenant's request for different work or materials, failure to approve the cost thereof and such other causes all as more particularly set forth in Paragraph 4 above.

   All amounts payable by Tenant to Landlord or to Landlord's space planner pursuant to rids Paragraph 3 shall be paid by Tenant promptly. Landlord may require entire payment before work commences or materials and supplies are ordered; progress payments during performance and/or furnishing and installation of materials; or any combination thereof as Landlord may elect. Landlord may discontinue performance of all work and installation of all materials if Tenant fails to make any payments promptly after requested by Landlord but in any event within ten (10) days after the rendering of bills therefor by Landlord or its contractor or space planner to Tenant. All improvements shall be surrendered by Tenant to Landlord at the end of the initial or their expiration of the term of the Lease. No credit shall be granted for the omission of materials where no replacement in kind is made.

      All amounts payable by Tenant to Landlord or to Landlord's architect pursuant to this Paragraph 3 shall be paid by Tenant promptly. Landlord may require progress payments during performance and/or furnishing and installation or materials; or any combination thereof as Landlord may elect. Landlord may discontinue performance of all work and installation of all materials if Tenant fails to make any payments promptly after requested by Landlord but in any event within ten (10) days after the rendering of bills therfor by Landlord or its contractor or space planner to Tenant. All improvements shall be surrendered by Tenant to Landlord at the end of the initial pr other expiration of the term of the Lease. No credit shall be granted for the omission of materials where no replacement kind is made.

4.    COMPLETION AND RENTAL COMMENCEMENT DATE

      If delivery of possession of the Premises to Tenant is delayed as a result of delays in completion of the improvements to the Premises for any of the following reasons:

         (a) Tenant's failure to furnish the information specified if Paragraph 1 hereof in a timely fashion; or

         (b) Tenant's request for substitution or additional improvements or changes in materials, finished or installations non-building standards items requiring long lead time or installation; or

         (c)    Tenant's changes in the final drawings and specifications; or

         (d) A delay in performance of building standard work as a result of Tenant's failure to approve written estimates of the cost of non- building work in accordance with Paragraph 3 hereof; or

         (e) Tenant's failure to make any payments required to be made by Tenant, pursuant to Paragraph 3 hereof,

then, Tenant shall pay to Landlord one day's pro rata Base Rent for each day Tenant causes delay in delivery of possession beyond the Commencement Date and one day's pro rata Base Rent for each day caused for by the impact of such delay. In no event shall the expiration date of the Lease be excluded.

         If Landlord shall be obstructed or delayed in the commencement of completion of the work by flood or inclement weather, fire, earthquake, acts of God, war, strike, picketing, boycott or lockouts, governmental or legal intervention or other causes beyond the control of Landlord, then the date for delivering possessions and/or for completion of the work, as the case may be, shall be extended for that period of time necessary to make up for the construction time loss for reason of any or all of the causes aforesaid and Landlord shall have no liability of any kind whatsoever to Tenant as a result of such delay.

         If the foregoing correctly sets forth our understanding, kindly execute and return one of the enclosed copies hereof.

           "LANDLORD":   EAGLE SQUARE PARTNERS,
                         A California Limited Partnership

                         By:   Sunset Ridge Development Co., Inc.
                               a California corporation, its general partner
                         By:   PROM Management Group, Inc.,
                               a California corporation
                               as Agent for Owner

                         By:
                            ----------------------------------------
                               Vicki R. Mullins
Address:                       Its Chief Financial Officer
2600 Campus Drive
Suite 200
San Mateo, CA 94403

           "TENANT":     QCS CORPORATION, a Delaware corporation

Address:
650 Castro Street        By:
Suite 210                   ----------------------------------
Mountain View, CA 94041
                         Title:
                               -------------------------------

                                     EXHIBIT  "D"

                                     CITY CENTRE
                                RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building with out prior written consent of Landlord. Landlord shall have the right to remove any such sign, placard, advertisement, name or notice without notice to and at the expense of the Tenant.

      All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the Tenant by person approved of by Landlord.

      Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; covering at all exterior windows, Tenant shall not, without prior written consent of Landlord cover or otherwise sunscreen any window.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress or egress for their respective Premises.

3. Tenant shall return all keys issued for the Premises. Tenant shall pay Landlord the cost of rekeying the Premises if all keys are not returned. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose agents, officers, employees, contractors, servants, invitees or guests, shall have caused it.

5. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size, and position of all safes and other heavy equipment brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports if such thickness as is necessary to properly distribute the weight, Landlord will not be responsible for loss or damage of any such safe or property from any cause, and all damage done to the Building by moving or maintaining and such safe or other property shall be repaired at the expense of Tenant.

7. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord and other occupants of the Building by reason of noise, odors and/or vibrations, or interference in any way with other tenants or those having business therein, not shall any animals or birds be brought in or about the Premises or Building.

8. No cooking shall be done or permitted, except with a microwave oven, by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purpose.

9. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or any method of heating or air conditioning other than supplied by Landlord.

10. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for the wires will be allowed without the consent of the Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

11. Tenant shall not install any wiring above the ceiling tiles that does not comply with the fire codes. Any such wiring shall be removed immediately at the expense of Tenant .

12. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 PM and 8:00 AM the following day, access to the Building, or the halls, corridors, elevators or stairways in the Building, or the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of the Building and of property in the Building.

13. Landlord reserves the right to exclude or expel from the Building any person who, in the judgement of the Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

14. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

15. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building of which the Premises are a part.

16. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent the same.

17. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except at Tenant's address.

18. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

19. All entrance doors in the Premises shall be left locked when the Premises are not is use, and all doors opening to public corridors shall be kept closed except for normal ingress or egress from the Premises.

20. Tenant shall place pads under all desk chairs, or have carpet coasters to protect carpet.

21. Landlord shall approve, in writing, the method of attachment of any objects affixed to walls, ceilings or doors.

                                   ADDENDA TO LEASE

This Addendum to Lease is made on July 20, 1995, between EAGLE SQUARE PARTNERS, a California limited partnership ("Landlord") who address is 2600 Campus Drive, Suite 200, San Mateo, California 94403 and QCS CORPORATION, a Delaware Corporation, whose address is 650 Castro Street, Suite 210, Mountain View, California, who agree as follows:

ADDENDUM NO. 1

Landlord at his sole cost and expense shall construct the following improvements:

a.      Carpet throughout entire suite, color to be chosen by Tenant.
b.      Paint walls throughout entire suite, color to be chosen by Tenant.
c.      Replace all broken or damaged ceiling tiles.
d.      Blinds for all interior and exterior windows.
e.      Construct four private offices with two foot wide sidelights.
f.      Install glass wall to the existing conference room.

Except for the improvements set forth above (a. through f.), the Premises shall be accepted in its "as is" condition.

ADDENDUM NO. 2

OPTION TO EXTEND TERM. Tenant is given the option to extend the term on all provisions contained in this Lease, except for the "monthly rental value" (more specifically defined as Base Rent, Project Taxes and Operating Expenses) for a period of five (5) years ("Extended Term") following expiration of the initial term, by giving notice of exercise of the option ("Option Notice") to Landlord at least six (6) months but no more than one
(1) year before the expiration of the term. Such monthly rental value shall be at ninety-five percent (95 %) of the then current market rate for comparable space in the Mountain View City Centre at the time of the commencement of the Extended Term. Provided that, if Tenant is in default on the date of giving the Option Notice, the Option Notice shall be totally ineffective, or if Tenant is in default on the date the Extended Term is to commence, at the option of Landlord, the Extended Term shall not commence and this Lease shall expire at the end of the initial term.

The parties shall have thirty (30) days after Landlord receives the Option Notice in which to agree on the monthly rental value during the Extended Term with an additional thirty (30) days upon mutual agreement of Landlord and Tenant. If the parties agree on the monthly rental value for the Extended Term during that period, they shall immediately execute an amendment to this Lease stating the monthly rental value effective upon the expiration of the original lease term. If the parties are unable to agree on the monthly rental value for the Extended Term within that period, the Option Notice shall be of no effect or force and this Lease shall expire at the end of the initial term. Neither party to this Lease shall have the right to have a court or other third party set the monthly rental value. Tenant shall have no other right to extend the term beyond the initial term.

ADDENDUM NO. 3

AMERICANS WITH DISABILITIES ACT COMPLIANCE. Landlord and Tenant acknowledge that, in accordance with the provisions of the Americans with Disabilities Act (the "ADA"), responsibility for compliance with the terms and conditions of Title III of the ADA may be allocated as between Landlord and Tenant. In this regard and notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the responsibility for compliance with the ADA (including, without limitation, the removal of architectural and communications barriers and the provision of auxiliary aids and services to the extent required) shall be allocated as follows: (i) Tenant shall be responsible for compliance with the provisions of Title I of the ADA, and of Title II and Title III of the ADA as Titles II and III relate to any construction, renovations, alterations and repairs made within the Premises if such construction, alterations and repairs are made by Tenant, at its expense without the assistance of Landlord; (ii) Landlord shall be responsible for compliance with the provisions of Title II and Title III of the ADA for all construction, renovations, alterations and repairs which Landlord is required, under this Lease, to make within the Premises, whether (pursuant to the relevant provisions of the Lease) at Landlord's or Tenant's expense; and
(iii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for all exterior and interior areas of the Building not included within the Premises. Landlord agrees to indemnify and hold Tenant harmless from and against any claims, damages, costs and liabilities arising out of Landlord's failure, or alleged failure, as the case may be, to comply with the ADA, to the extent such compliance has been allocated to Landlord herein, which indemnification obligation shall survive the expiration or termination of this Lease if the Lease has not been terminated by reason of a default by Tenant. Tenant agrees to indemnify and hold Landlord harmless from and against any claims, damages, costs and liabilities arising out of Tenant's failure, or alleged failure, as the case may be, to comply with the ADA to the extent such compliance has been allocated to Tenant herein, which indemnification obligation shall survive the expiration or termination of this Lease. Landlord and Tenant each agree that the allocation of responsibility for ADA compliance shall not require Landlord or Tenant to supervise, monitor or otherwise review the compliance activities of the other with respect to its assumed responsibilities for ADA compliance as set forth in this paragraph. Landlord shall, in complying with the ADA (to the extent such compliance has been allocated to Landlord herein), be entitled to rely upon representations made to, or information given to Landlord by Tenant in regard to Tenant's use ofthe Premises, Tenant's employees, and other matters pertinent to compliance with the ADA. The indemnity of Tenant set forth above shall apply as to any liability arising against Landlord by reason of any misrepresentations or misinformation given by Tenant to Landlord. The allocation of responsibility for ADA compliance between Landlord and Tenant, and the obligations of Landlord and Tenant established by such allocations, shall supersede any other provisions of the Lease that may contradict or otherwise differ from the requirements of this paragraph.